Exhibit 10.42

BUSINESS LOAN AGREEMENT

THIS BUSINESS LOAN AGREEMENT (“Loan Agreement” or “Agreement”) is made on October 17, 2006 by and between Smart Commerce, Inc. (“Borrower”), a corporation organized under the laws of the State of Delaware, whose chief executive office is located at 2530 Meridian Parkway, Durham, North Carolina 27773, and Fifth Third Bank, a Michigan banking corporation (“Bank”), whose address is 1000 Town Center, Suite 1500, Southfield, Michigan 48075.

Section 1   Loans and Financial Accommodations. Bank has made or shall make in reliance hereon commercial loan(s) and/or other financial accommodations to Borrower, including the loans referred to below. All such loans and/or other financial accommodations to Borrower, whether referred to below or previously or hereafter made in reliance on this Loan Agreement, are herein referred to as the “Loan” or “Loans.” This Loan Agreement amends and restates, without satisfaction or novation, all previous loan agreements executed by the parties with respect to the Loans described herein. If any conflict shall exist between the Loan Documents and this Loan Agreement, the provisions contained in this Loan Agreement shall govern and supersede the Loan Documents.

1.1   Loans. The following Loan(s) shall be governed by the terms and conditions in this Loan Agreement:

TYPE OF LOAN	LOAN DESCRIPTION
Term Loan	Referred to in Section 1.2 below

1.2   Term Loan. Bank hereby extends to Borrower a term loan (the “Term Loan”) in the principal amount stated in a Promissory Note (Term Loan) of even date herewith and all renewals and amendments thereof (the “Term Loan Note”). The Term Loan herein extended shall be subject to the terms and conditions of the Term Loan Note. The Term Loan shall be payable and shall bear interest as set forth in the Term Loan Note. This Loan Agreement and the Term Loan Note are of equal materiality and shall each be construed in such manner as to give full force and effect to all provisions of both documents.

1.3   General Reliance. Borrower acknowledges and agrees that in making, extending or renewing the Loans, Bank is relying on the representations, covenants and agreements of Borrower contained in this Loan Agreement and the Loans shall be subject to the terms and provisions hereof.

Section 2   Covenants. From the date hereof until all amounts owing under the Loans are paid in full and all obligations under the Loans are fully paid, performed and satisfied, Borrower covenants and agrees, unless otherwise consented to in writing by Bank, it will:

2.1   Reporting Requirements:

2.1.1   CPA Financial Statements/Projections. Within one hundred twenty (120) days after the end of each fiscal year, furnish to Bank (a) Borrower’s and Guarantor’s (i.e., Smart Online, Inc., a Delaware corporation (“Guarantor”)) (consolidated or consolidating) audited financial statements for the fiscal period then ended, prepared by Borrower’s and Guarantor’s current auditor or such other certified public accountant reasonably acceptable to Bank, and (b) Borrower’s Projections, in form reasonably acceptable to Bank, for the fiscal year subsequent to the audited financial statements then being delivered.

2.1.2   Quarterly Compliance Report. Except with respect to 2.1.2(b) below, within forty-five (45) days after the end of each fiscal quarter, furnish to Bank a compliance report, in form reasonably acceptable to Bank, certified to by Borrower’s chief executive officer, that Borrower was in compliance with the provisions of this Agreement as of the end of such fiscal quarter, including detailed calculations, substantiation and certification (a) that Borrower is in compliance with all applicable financial covenants, and (b) commencing June 30, 2007, and as of every December 31 and June 30 thereafter (each such date is an “Income Determination Date”) of a comparison of results from the prior (i) six (6) month period with respect to the June 30, 2007 Income Determination Date, and (ii) twelve (12) month period with respect to each Income Determination Date thereafter, of operations together with a comparison to the Projections for such period, and establishing whether Borrower’s Operating Income (Loss) equals or exceeds seventy percent (70%) of the Projected Income for the period.

2.1.3   Quarterly Financial Statements. Within forty-five (45) days after the end of each fiscal quarter, furnish to Bank Borrower’s financial statements for the fiscal period then ended, prepared by management.

2.1.4   Field Audits. Allow Bank’s internal auditors or other representatives, at Borrower’s sole expense, to conduct a field audit of Borrower’s books, records and properties at such times and to such extent as Bank in its sole discretion may determine, during normal business hours, and upon reasonable notice Bank agrees that it will not request such audit more than twice in any fiscal year, provided further that the foregoing limitations shall not apply if an Event of Default exists.

2.1.5   Other. Promptly furnish to Bank such other information and reports concerning Borrower’s business, assets and financial condition as Bank shall reasonably request, and permit Bank to inspect, confirm and copy Borrower’s books and records at any time during Borrower’s normal business hours.

2.2   Financial Requirements:

2.2.1   Debt Service Coverage Ratio. As of the end of each fiscal quarter commencing with the fiscal quarter ending December 31, 2006, maintain a Debt Service Coverage Ratio of not less than 1.50 to 1.00 based upon the quarterly and audited financial statements herein required delivered on a timely basis.

2.3   Negative Covenants:

2.3.1   Indebtedness. Neither directly or indirectly, create, assume, incur nor have outstanding any indebtedness, obligations or liabilities, secured or unsecured (including purchase money indebtedness), nor become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other person or entity, except (a) indebtedness and obligations to Bank, (b) endorsement for collection or deposit of any commercial paper secured in the ordinary course of business, (c) obligations of Borrower for taxes, assessments, municipal or other governmental charges, (d) obligations of Borrower for accounts payable (other than for money borrowed) and unsecured indebtedness to trade creditors incurred in the ordinary course of business, (e) obligations existing on the date hereof which are disclosed on the financial statements furnished to Bank, (f) indebtedness subordinated to all of Borrower’s now or hereafter existing indebtedness to Bank on terms reasonably acceptable to Bank, (g) indebtedness secured by Permitted Liens (hereinafter defined), and (h) extensions, refinancings, modifications, amendments, and restatements of any items of indebtedness (a) through (g) above, provided that the principal amount, interest rate or the amortized/payment schedule thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms on Borrower (collectively, “Permitted Indebtedness”).

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2.3.2   Encumbrances. Neither directly or indirectly, create, assume, incur nor suffer nor permit to exist any mortgage, security interest or other lien or charge of any kind or character upon any asset of Borrower, whether owned at the date hereof or hereafter acquired except (a)  liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable, (b) liens or charges incidental to the conduct of its business or the ownership of its property and assets (including, but not limited to, statutory liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons) which were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business, (c) liens arising out of judgments or awards against Borrower with respect to which it shall concurrently therewith be prosecuting a timely appeal or proceeding for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, (d) pledges or deposits to secure obligations under worker’s compensation laws or similar legislation, (e) liens existing on the date hereof and disclosed to Bank in writing, (f) liens granted to Bank, (g) leases or subleases of real property and leases, subleases, licenses and sublicenses (including licenses of intellectual property granted to third parties) granted in the ordinary course of business, (h) purchase money liens on equipment acquired or held by Borrower incurred for financing the acquisition of equipment or existing on equipment when acquired so long as such lien is confined to the property and improvements and proceeds of the equipment, and (i) liens incurred in the extension, renewal or refinancing of Permitted Indebtedness secured by liens described in (a) through (h), provided any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount, interest rate or amortization/payment schedule of the Permitted Indebtedness may not increase (collectively, “Permitted Liens”).

2.4   General:

2.4.1   Insurance. Maintain adequate insurance with responsible companies in such amounts and against such risks and hazards as are normally insured against by similar businesses. All insurance policies shall be in such amounts, upon such terms, in form, and carried with such insurers, as are reasonably acceptable to Bank. Borrower shall provide evidence reasonably satisfactory to Bank of all insurance coverage and that the policies are in full force and effect. If Borrower fails to maintain insurance as provided in this Loan Agreement, in addition to all other remedies, Bank may obtain such insurance as Bank deems necessary or prudent, in Bank’s sole discretion, without obligation to do so, and all amounts so expended by Bank shall be payable on demand, at Bank’s option. Upon Borrower’s failure to promptly provide evidence of such insurance as Bank has required, Bank may assume Borrower does not have the required coverage. Upon Borrower’s failure to obtain or maintain any insurance coverage required under this Loan Agreement, Bank may, in addition to its other rights, assess a service charge for obtaining and servicing any such insurance coverage(s).

2.4.2   Taxes. Pay when due all taxes, assessments, fees and similar charges lawfully assessed upon Borrower and/or its property, except to the extent being contested in good faith.

2.4.3   Existence. Preserve its existence in good standing and continue to conduct and operate its business substantially as presently conducted in accordance with all applicable laws and regulations.

2.4.4   Indebtedness. Pay its indebtedness and obligations when due under normal terms.

2.4.5   Notices of Adverse Events. Promptly inform Bank of the occurrence of any Event of Default or of any event (including without limitation any pending or threatened litigation or other proceedings before any governmental body or agency) which could have a material adverse effect upon Borrower’s business, properties, financial condition or ability to comply with its obligations under the Loans.

2.4.6   Books and Records. Maintain proper books of record and account.

2.4.7   Employee Benefit Plans. At all times meet the minimum funding requirements of ERISA concerning all of Borrower’s employee benefit plans subject to ERISA. At no time shall Borrower (a) allow any event to occur or condition concerning any employee benefit plan subject to ERISA which might constitute grounds for termination of the plan or for the appointment of a trustee to administer the plan; or (b) allow any employee benefit plan to be the subject of any voluntary or involuntary termination proceeding.

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2.4.8   Environmental Compliance and Indemnification. Strictly observe and promptly comply in all material respects with all Environmental Laws applicable to Borrower’s business. Borrower agrees to notify Bank, not later than ten (10) days after Borrower’s receipt, of any letter, notice, summons, complaint, citation, investigation, or other communication issued by or on behalf of any governmental agency or department, or private person, regarding any complaint or alleged violation of any Environmental Law. Borrower agrees to indemnify and hold Bank harmless from any and all losses, costs, suits, harm, liability, and damages of any and every kind, including reasonable attorney fees, which result from or are related to any violation(s) by Borrower of any Environmental Laws, and agrees that such indemnity shall survive and continue whether or not the Loans have been paid at the time Bank incurs any loss, cost, suit, harm, liability or damage hereby indemnified against. Borrower agrees to allow Bank or its agent access to its properties to confirm Borrower’s compliance in all material respects with all Environmental Laws and Bank may at any time, at Borrower’s sole cost and expense, hire, or require Borrower to hire, an environmental consultant to inspect, test and audit Borrower’s properties and advise Bank concerning Borrower’s compliance with Environmental Laws.

2.4.9   General Compliance with Law. At all times operate Borrower’s business in compliance in all material respects with all applicable Federal, State, and local laws, ordinances and regulations, including, without limitation, the Americans with Disabilities Act of 1990, and Borrower shall refrain from and prevent Borrower’s partners, owners, directors, officers, employees and agents from engaging in any civil or criminal activity proscribed by law which would result in a material adverse effect on Borrower’s business.

2.4.10  Change of Legal Status. Not change its name, its organizational identification number, if it has one, its type of organization, its jurisdiction of organization or other legal structure.

2.4.11  Purpose Credit. Not use nor allow any affiliate of Borrower to use any portion of the proceeds of the Loans, in violation of any applicable law, rule or regulation, including, but not by way of limitation, Regulation U of the Federal Reserve Board (12 CFR 221) nor have any letter of credit issued by Bank, either directly or indirectly, for the purpose of purchasing any securities underwritten by Fifth Third Bankcorp, or any affiliate of Bank.

2.4.12  Transfer; Merger. Neither directly or indirectly, merge, consolidate, sell, transfer, license, lease, encumber nor otherwise dispose of all or any substantial part of its assets except for Permitted Liens, Permitted Indebtedness, licenses of its software in the ordinary course of business, sales of goods in the ordinary course of business, or the sale of worn-out or obsolete equipment, nor sell or discount (with or without recourse) any of its promissory notes, chattel paper, payment intangibles or accounts outside the ordinary course of business.

2.4.13  Lock Box Provisions. Borrower shall establish a lock box relationship with Bank (“Lock Box”) and agrees to immediately direct all of its account debtors (as defined in the UCC) to mail all payments due on Borrower’s accounts (as defined in the UCC) other than payments being made by electronic funds transfer) to the post office box specified by Bank for the Lock Box. Borrower agrees not to solicit any payments from any account debtor other than through the Lock Box and if Borrower, or any officer, director, employee or agent of Borrower receives any payments from any account debtor, Borrower shall immediately forward any such payment(s) to the Lock Box.

2.4.13.1 Upon Bank’s receipt of Lock Box payments by account debtors, Bank shall deposit such payments into a depository trust account which Bank shall establish with Borrower as beneficial owner (“Cash Collateral Account”). Borrower also agrees to direct all account debtors who make payment to Borrower by electronic funds transfer to make all such electronic funds transfer directly into the Cash Collateral Account. Any other payments made by Borrower on the Loan shall not affect Borrower’s continuing Lock Box obligations under this section.

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2.4.13.2 Borrower agrees to pay all costs, fees and expenses arising under the Lock Box and agrees to save and hold harmless, defend and indemnify Bank against all claims, actions, proceedings, demands, losses, outlays, damages, or expense, including reasonable attorney fees and disbursements, of every kind and nature, as arise or are made against Bank resulting from Bank’s performance of these Lock Box Provisions, except losses which directly or indirectly result from Bank’s negligence or willful misconduct. Borrower further releases and agrees to hold Bank harmless from any Borrower loss, damage, claim or expense from any delay in Bank’s collection or processing of any account payments in Bank’s possession or other items collected for Borrower, from whatever cause, including, without limitation, loss, damage or delay resulting from the negligence of any third party, except Borrower losses which directly or indirectly result from Bank’s negligence or willful misconduct. In no event shall Bank have any liability of incidental or consequential damages.

2.4.13.3. Funds in the Cash Collateral Account shall be credited weekly to Borrower’s Account No. __________, upon receipt, of good collected U.S. funds for each item deposited therein. So long as no Event of Default is continuing hereunder, Borrower shall be entitled to use, transfer, credit or otherwise dispose of the funds so credited for any purpose not inconsistent with the terms of this Agreement. Borrower hereby grants to Bank a security interest in, and possession of, the Cash Collateral Account and all sums therein at any time, and further grants Bank, if any fact, event, act or omission exists which in the sole discretion of Bank would be an Event of Default if notice and/or the lapse of time, if any is otherwise applicable, were given and/or expired, the right, exercisable without notice, of (x) set-off against funds in the Cash Collateral Account, and/or (y) a right to restrict the use, transfer, credit, or other disposition of the funds in the Cash Collateral Account to or for the account or benefit of Borrower.

2.4.14  No Secured Creditors. Borrower shall have no other secured creditors, or creditors with claims that by their terms are convertible to secured claims.

Section 3     Representations and Warranties. Borrower represents and warrants to Bank, all of which representations and warranties shall be continuing until all of Borrower’s obligations under the Loans are fully performed:

3.1   Existence and Authority. Borrower is duly organized, validly existing and in good standing. Borrower has the legal power and authority and is duly authorized to: (a) execute and perform the Loan Documents and such documents constitute Borrower’s valid and binding legal obligation enforceable in accordance with their terms, (b) borrow money in accordance with the terms of this Loan Agreement, (c) grant to Bank mortgages and security interests, if any, as provided in the Loan Documents executed in conjunction with the Loans, and (d) do any and all other things required of it hereunder. Borrower has the legal power and authority to carry out its business as now being conducted and is qualified to do business in the State of Michigan and in every jurisdiction where the nature of its business or the property owned or operated by it makes such qualification necessary, except for such qualifications the failure of which to obtain would not result in a material adverse effect on Borrower’s business.

3.2   Financial Information. All financial statements which have been or shall hereafter be furnished to Bank pursuant to this Agreement have been and/or shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as noted therein, and fairly present the financial condition of Borrower and results of operations on the bases therein stated, as of the respective dates thereof (any accounting terms used in this Loan Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP). There has been no material adverse change in Borrower’s business, assets or financial condition since the date of Borrower’s latest financial statements provided to Bank.

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3.3   Title and Encumbrances. Borrower owns all of its assets free of liens or encumbrances, subject only to liens in favor of, or approved in writing by, Bank, liens for taxes not delinquent or being contested in good faith and liens created in connection with worker’s disability compensation, unemployment insurance and social security, or to secure the performance of bids, tenders or contracts, leases, statutory obligations, surety and appeal bonds, other obligations of like nature made in the ordinary course of business, and Permitted Liens.

3.4   No Litigation. There is not pending or, to the best of the knowledge of Borrower, threatened, any litigation, proceeding or governmental investigation which could materially and adversely affect the business, assets or financial conditions of Borrower or its ability to perform its obligations under the Loans.

3.5   Other Defaults. Borrower is not in default in the repayment of any indebtedness for money borrowed by it nor has there occurred any event which, with or without notice or the passage of time or both, would constitute a default by Borrower under any agreement or instrument pertaining to any material indebtedness for borrowed money.

3.6   Reports and Returns. Borrower has filed all reports and tax returns required by governmental authority to be filed by it prior to the date hereof and Borrower has received no notice that such reports or returns have been rejected, declared insufficient, or otherwise challenged by such governmental authority.

3.7   Employee Benefit Plans. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower, and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plan(s).

3.8   Environmental Compliance. Borrower is in full compliance with all Environmental Laws applicable to Borrower.

Section 4     Security. Bank may have required the execution of mortgage(s), guarant(ies), security agreement(s) or other document(s) to secure or relating to the Loans or this Loan Agreement. Reference is hereby made to all such document(s), if any, executed in conjunction with the Loans for additional terms relating to the Loans, the security and any guaranties given for the Loans and additional terms and conditions under which the Loans mature, may be accelerated or prepaid. Borrower shall execute and deliver to Bank any and all documents (including financing statements) as Bank may reasonably require to insure the perfection and priority of its liens and security interests in all collateral given for the Loans, if any.

Section 5     Events of Default. Borrower, shall be in default under this Loan Agreement upon the occurrence of any of the following Events of Default provided Bank has given Borrower written notice thereof (by US Mail, expedited mail, or facsimile) (except with respect to Section 5.2, 5.5, 5.6, 5.7, 5.8, and 5.10 for which no notice of cure period shall be applicable) and the same shall not have been cured within ten (10) calendar days from the date of receipt of such notice by Borrower (“Notice of Cure”), provided such Notice of Cure, as provided for in this Loan Agreement, shall not be cumulative with any other provision regarding time, notice and/or cure in any of the other Loan Documents or other agreements:

5.1   Nonpayment of Obligations. Any amount due and owing on the Loans or any fees due Bank hereunder, any expenses incurred by Bank hereunder or any and all other liabilities and obligations of Borrower to Bank, howsoever created, arising or evidenced, and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several, whether by its terms or as otherwise provided herein, is not paid when due.

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5.2   Misrepresentation. Any written warranty, representation, certificate or statement in this Loan Agreement, the Loan Documents or any other agreement with Bank shall be false, inaccurate or misleading in any respect (in the case of any warranty, representation, certificate or statement containing any materiality qualifications) or in any material respect (in the case of any warranty, representation, certificate or statement without materiality qualifications) when made or at any time, in each case as of the date made, or if any financial statements or compliance reports now or hereafter furnished to Bank by or on behalf of any Borrower shall prove to be false, inaccurate or misleading in any material respect.

5.3   Nonperformance. Any failure to perform or default in the performance of any covenant, condition or agreement contained in this Loan Agreement, or in the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Loan Agreement by express reference.

5.4   Default on Other Obligations. Any default in the payment of principal, interest or any other sum for any other material obligation of Borrower (as reasonably determined by Bank and provided that the consequences of such default would cause a material adverse change in the financial condition of Borrower) beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any material agreement (including, but not limited to, any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such material obligation is created, the effect of which default is to cause or permit the holder of such material obligation (or the other party to such other agreement) to cause such material obligation to become due prior to its stated maturity or terminate such other material agreement.

5.5   Assignment for Creditors. Any Borrower makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of any Borrower is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Borrower, Borrower, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the date of such appointment.

5.6   Bankruptcy. Any proceeding involving any Borrower, is commenced by or against such Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against such Borrower, (i) such Borrower, by any action or failure to act, indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within thirty (30) days after the entry thereof.

5.7   Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any judgment lien against any Borrower which is not fully covered by insurance, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of Bank and appealed, (ii) vacated, or (iii) discharged.

5.8   Change in Control. Any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of Borrower, which results in any change in the identity of the individuals or entities previously in Control of Borrower or the grant of a security interest in any ownership interest of any person or entity, directly or indirectly Controlling Borrower, which could result in a change in the identity of the individuals or entities previously in Control of Borrower.

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5.9   Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any lien against, any collateral securing any of the Loans and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of Bank and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of the collateral (taken as a whole) securing any of the Loans or any material decline or depreciation (other than customary depreciation for such collateral) in the value or market price thereof (whether actual or reasonably anticipated), which causes the collateral (taken as a whole) securing any of the Loans, in the sole and reasonable opinion of Bank acting in good faith, to become unsatisfactory as to value or character, or which causes Bank to reasonably believe that it is insecure and that the likelihood for repayment of the Loans is or will soon be impaired, time being of the essence. The cause of such deterioration, impairment, decline or depreciation shall include, but is not limited to, the failure by Borrower to do any act deemed reasonably necessary by Bank to preserve and maintain the value and collectability of any collateral securing any of the Loans.

5.10         Guaranty. Any guarantor of the Loans or of any other obligation of Borrower to Bank shall contest the validity of the guaranty.

5.11         Material Adverse Event. The occurrence of any material adverse event which causes a change in the financial condition of any Borrower, or which would have a material adverse effect on the business of any Borrower.

5.12         Material Adverse Financial Change. The determination by Bank that a material adverse change has occurred in the financial condition of any Borrower from the condition set forth in the most recent financial statement of such Borrower furnished to Bank, or from the financial condition of such Borrower most recently disclosed to Bank in any manner.

Section 6     Remedies Upon Event of Default. Upon the occurrence of any Event of Default described above, subject to any cure or grace period described above, commitment to lend under any of the Loans, if any, shall terminate and Bank may, without notice, declare the entire unpaid and outstanding principal balance of the Loans, or any of them, and all accrued interest, together with all other indebtedness of Borrower to Bank, to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower, and thereupon Bank shall have and may exercise any one or more of the rights and remedies provided herein or in any promissory note evidencing any Loan or in any mortgage, guaranty, security agreement or other document relating thereto or granted secured parties under the Michigan Uniform Commercial Code, including the right to take possession of and dispose of any collateral, or otherwise provided by applicable law, and to offset against the Loans any amount owing by Bank to Borrower.

Section 7     Cross-Collateralization/Cross-Default. Borrower agrees that any and all collateral securing the Loans shall be collateral for and shall secure all other indebtedness of Borrower to Bank, whether or not such indebtedness is related by class or kind to the Loans and whether or not contemplated by the parties at the time of executing each evidence of indebtedness. Any Borrower default under the terms of any indebtedness to Bank shall also constitute an Event of Default under this Loan Agreement and any Event of Default under this Loan Agreement shall be a default under any and all indebtedness of Borrower to Bank.

Section 8     Miscellaneous.

8.1   No default shall be waived by Bank except in writing and a waiver of any default shall not be a waiver of any other default or of the same default on a future occasion. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties to this Loan Agreement. No forbearance on the part of Bank in enforcing any of its rights under this Loan Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder, shall constitute a waiver of any of the terms of this Loan Agreement or of any such right.

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8.2   This Loan Agreement shall be construed in accordance with the law of the State of Michigan. All covenants, agreements, representations and warranties made in connection with this Loan Agreement and any document contemplated hereby shall survive the borrowing hereunder and shall be deemed to have been relied upon by Bank. All statements contained in any certificate or other document delivered to Bank at any time by or on behalf of Borrower pursuant hereto shall constitute representations and warranties by Borrower.

8.3   This Loan Agreement, the Loan Documents, and all other written agreements between Borrower and Bank, constitute the entire agreement of the parties and there are no other agreements, express or implied. This Loan Agreement supersedes any and all commitment letters or term sheets heretofore issued in connection with the Loans. None of the parties shall be bound by anything not expressed in writing, and neither this Loan Agreement, the Loan Documents, nor any other agreement can be modified except by a writing executed by Borrower and by Bank. This Loan Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of Bank, which consent shall not be unreasonably withheld.

8.4   Borrower agrees that it will pay all costs and expenses in connection with enforcing Bank’s rights hereunder, including without limitation any and all reasonable fees and disbursements of legal counsel to Bank.

8.5   If any provision of this Loan Agreement shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any or all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

Section 9     Definitions.

9.1   Defined Terms. The following terms, if used in this Loan Agreement, shall have the following meanings:

9.1.1   “Control” or “Controlling” means the possession of the power to direct, or cause the direction of, management and policies by contract or voting of securities.

9.1.2   “Environmental Laws” means all applicable laws, regulations, and rules of the United States of America, State of Michigan, local authorities and their respective agencies and departments which pertain to the environment, including but without limitation, the Clean Air Act (42 USC 7401 et seq.), Clean Water Act (33 USC 1251 et seq.), Resource Conservation and Recovery Act of 1976 (42 USC 6901 et seq.), Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 USC 9601 et seq.), Hazardous Materials Transportation Act (49 USC 1801 et seq.), Solid Waste Disposal Act (42 USC 6901 et seq.), Toxic Substances Control Act (15 USC 2601 et seq.), Michigan Natural Resources and Environmental Protection Act (MCL 324.101 et seq.) as each of such laws have been or are hereafter amended, together with all rules and regulations promulgated by the U.S. Environmental Protection Agency or the Michigan Departments of Natural Resources or of Environmental Quality, and all additional environmental laws, rules, and regulations in effect on the date of this Loan Agreement and as are hereafter enacted.

9.1.3   “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor act.

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9.1.4   “Event of Default” means any of the events described in Section 5 of this Loan Agreement.

9.1.5   “GAAP” means generally accepted accounting principles, using the accrual basis of accounting and consistently applied, subject to fiscal year-end adjustments with respect to any interim financial statements or reports.

9.1.6   “Loan Documents” means this Loan Agreement and all other loan documents executed in conjunction with the Loans.

9.1.7   “Obligor” means Borrower and any other party liable with respect to any Loan.

9.1.8   “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to the powers and functions thereof.

9.1.9   “UCC” means the Uniform Commercial Code as in effect in the State of Michigan, as amended from time to time.

9.2   Additional Defined Terms. The following additional terms, if used in this Loan Agreement, shall have the following meanings:

9.2.1   “Accounts” means accounts, as such term is defined in Article 9 of the Michigan Uniform Commercial Code.

9.2.2   “Capital Expenditures” means expenditures (including Capital Lease obligations which should be capitalized under GAAP) for the acquisition of fixed assets which are required to be capitalized under GAAP.

9.2.3   “Capital Lease” means a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such Statement is not then in effect, such statement of GAAP as may be applicable, recorded as a “capital lease” on a balance sheet prepared in accordance with GAAP.

9.2.4   “Debt Service Coverage Ratio” means the ratio of Net Cash Flow to Debt Service Expense, for the four (4) fiscal quarters preceding the end of the current fiscal period.

9.2.5   “Debt Service Expense” means Interest Charges, plus the current portion of any long-term debt, plus the portion attributable to principal of all payments on Capital Leases (computed at the implicit rate, if known, or ten percent (10%) per annum otherwise), computed in accordance with GAAP.

9.2.6   “Depreciation” means the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as determined in accordance with GAAP.

9.2.7   “EBITDA” means, for any period, the sum for such period of: (a) Net Income, plus (b) Interest Charges, plus (c) federal and state income taxes as determined in accordance with GAAP, plus (d) Depreciation, plus (e) all other non-cash charges, minus (f) any items of gain which are extraordinary items as defined by GAAP, including, without limitation, that portion of net income arising out of the sale of assets outside of the ordinary course of business, minus (g) income or loss attributable to equity in any affiliated corporation or subsidiary, in each case to the extent included in determining Net Income for such period.

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9.2.8   “Interest Charges” means, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of rent payable with respect to that fiscal period under Capital Leases that should be treated as interest in accordance with GAAP.

9.2.9   “Liabilities” means at all times all liabilities that would be shown as such on a balance sheet prepared in accordance with GAAP.

9.2.10  “Net Cash Flow” means EBITDA minus Capital Expenditures which are not financed by long term debt.

9.2.11  “Net Income” means, with respect to any period, the amount shown opposite the caption “Net Income” or a similar caption on financial statements prepared in accordance with GAAP.

9.2.12  “Projections” means, with respect to the operations of Borrower, projected financial statements for each fiscal year of Borrower, based upon reasonable assumptions and prepared in accordance with GAAP, and consistent with those previously submitted to Bank, all as reasonably approved by Bank, and a copy of which is attached hereto.

9.2.13  “Projected Income” means Operating Income (Loss) as set forth in the Projections as of each, and corresponding to each, Income Determination Date for the rolling four (4) quarter period (except for the first Income Determination Date of June 30, 2007, which shall be for the first two (2) quarter periods then ended).

9.2.14  “Subordinated Debt” means that portion of Liabilities, if any, which is subordinated to liabilities and obligations owing to Bank in a manner satisfactory to Bank, including, but not limited to, right and time of payment of principal and interest.

9.2.15  “Tangible Assets” means the total of all assets appearing on a balance sheet prepared in accordance with GAAP (with inventory being valued at the lower of cost or market), after deducting all proper reserves (including reserves for Depreciation, obsolescence and amortization) less the sum of (i) goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges and other personal property which is classified as intangible property in accordance with GAAP, and (ii) any amounts due from shareholders, affiliates, officers or employees.

9.2.16  “Tangible Net Worth” means at any time the total of Tangible Assets less Liabilities plus Subordinated Debt.

9.2.17  “Working Capital” means the total of cash on hand, cash equivalents, marketable securities, accounts less adequate reserves for doubtful accounts, and readily salable inventory at the lower of cost or market value, with cost being determined on a “first-in, first-out” basis, less the total of all liabilities payable within one (1) year, all as determined in accordance with GAAP.

Section 10    Release and Waiver of Jury Trial.

10.1        Release of Claims Against Bank. In consideration of Bank making the Loans described in this Loan Agreement, Borrower and all other Obligors do each hereby release and discharge Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against Bank from the date of their respective first contact with Bank until the date of this Loan Agreement including, but not limited to, any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by Bank. Borrower and all other Obligors confirm to Bank that they have reviewed the effect of this release with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Loan Agreement and the Loan Documents and do each acknowledge and agree that Bank is relying upon this release in extending the Loans to Borrower.

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10.2        Waiver of Jury Trial. BORROWER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. BORROWER, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY AND FOR ITS BENEFIT WAIVES ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE, CONFLICT, OR CONTENTION, IF ANY, AS MAY ARISE UNDER THIS LOAN AGREEMENT OR THE LOANS, AND AGREES THAT ANY LITIGATION BETWEEN THE PARTIES CONCERNING THIS LOAN AGREEMENT OR THE LOANS SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY.

IN WITNESS WHEREOF, this Loan Agreement was executed and delivered by the undersigned on the date stated in the first paragraph above.

Borrower:

Smart Commerce, Inc., a Delaware corporation

By:	/s/ Nicholas A. Sinigaglia
Nicholas A. Sinigaglia Its: Chief Financial Officer

Bank:

Fifth Third Bank, a Michigan banking corporation

By:	/s/ Tracy Beyersdorf
Tracy Beyersdorf Its: Vice President

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		Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009

Sales		$904,508	$459,072	$922,726	$964,875	$1,008,949	$527,518	$1,039,444	$1,086,924	$1,136,573	$713,094	$1,170,926	$1,224,412
Consulting Revenue		$452,254	$459,072	$465,992	$473,017	$480,148	$487,386	$494,733	$502,192	$509,762	$517,447	$525,248	$533,166
Total Revenues		$1,356,761	$918,143	$1,388,718	$1,437,892	$1,489,096	$1,014,904	$1,534,177	$1,589,116	$1,646,335	$1,230,541	$1,696,174	$1,757,578

Total COS	0.1	$47,867	$48,707	$49,569	$50,452	$51,357	$52,284	$53,236	$54,211	$55,212	$56,238	$57,291	$58,372
Total G&A Expenses	0.2	$95,733	$97,415	$99,138	$100,904	$102,713	$104,569	$106,471	$108,422	$110,423	$112,476	$114,583	$116,745
Total S&M Expenses	0.3	$143,600	$146,122	$148,707	$151,355	$154,070	$156,853	$159,707	$162,633	$165,635	$168,715	$171,874	$175,117
Total Dev Expenses	0.4	$191,466	$194,829	$198,275	$201,807	$205,427	$209,138	$212,943	$216,845	$220,847	$224,953	$229,166	$233,489

Total Expenses		$478,665	$487,073	$495,689	$504,518	$513,567	$522,844	$532,357	$542,111	$552,117	$562,382	$572,914	$583,723

Operating Income (Loss)		$878,096	$431,070	$893,029	$933,374	$975,529	$492,060	$1,001,821	$1,047,004	$1,094,218	$668,159	$1,123,259	$1,173,855

Total Non-Cash Expense

Projected Cash Provided / (Burned)

Obligor No.
Obligation No.

PROMISSORY NOTE
Term Loan
Prime-Based Rate
Principal plus Interest Payments

$1,800,000.00

Due Date: November 1, 2008                 Dated: October 17, 2006

FOR VALUE RECEIVED, the undersigned, Smart Commerce, Inc. (“Borrower”), promise(s) to pay to the order of Fifth Third Bank, a Michigan banking corporation (“Bank”), at 1000 Town Center, Suite 1500, Southfield, Michigan 48075, or at such other place as the Bank may designate in writing, the principal sum of One Million Eight Hundred Thousand Dollars ($1,800,000.00), plus interest as hereinafter provided on all amounts outstanding hereunder, all in lawful money of the United States of America.

Interest Rate. The principal amount outstanding under this Promissory Note (“Note”) shall bear interest on a basis of a year of 360 days for the actual number of days amounts are outstanding hereunder at a rate per annum (the “Effective Interest Rate”) equal to One and One-Half percentage points (1.5%) in excess of the Bank’s Prime Rate. “Bank’s Prime Rate” means that rate of interest established and designated by the Bank, in its sole discretion, to be its prime rate as the same may be changed from time to time. It is understood and agreed by Borrower that the Effective Interest Rate shall be determined by reference to the “prime rate” so established and designated by the Bank and not by reference to the actual rate of interest charged by the Bank to any particular borrower or borrowers and shall automatically increase or decrease when and to the extent that the Bank’s Prime Rate shall have been increased or decreased.

Payment. This Note shall be paid in consecutive monthly payments of principal in the amount of $75,000.00 each, plus interest accrued to the due date of each payment, such monthly payments beginning on November 1, 2006 and a final payment, which will be due on the Due Date, in an amount equal to the then unpaid principal and accrued interest. In the event that the period from the date of this Note to the first payment due date (“First Payment Period”) is more than one month, accrued interest for the number of days by which the First Payment Period exceeds one month will be, at the Bank’s option: (a) collected at closing, (b) payable in the month following the month in which this Note is signed, on the day of such month that the regular monthly payments provided for in this Note are due, or (c) payable with the first payment provided for in this Note. All payments required to be paid hereunder shall first be applied to costs and expenses required to be paid hereunder, then to accrued interest hereunder and the balance shall be applied against the principal.

Prepayment. Notwithstanding anything to the contrary contained herein, this Note may be prepaid, in full or in part, without the payment of any prepayment fee or penalty. All partial prepayments shall be applied against the principal balance outstanding under this Note; and no prepayments shall affect the obligation of the undersigned to continue the regular installments hereinbefore mentioned, until the entire unpaid principal and accrued interest has been paid in full.

Interest Rate Limited to Maximum Provided by Law. Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Note. Should any interest, or other charges, charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder, and any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note. If the Bank shall reasonably determine that the interest rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is, or may be, usurious or otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate permitted to be charged by stipulation in writing between the Bank and Borrower, at the option of the Bank, shall immediately become due and payable.

Loan Agreement. This Note is the Term Loan Note referred to in the Business Loan Agreement dated ________, 2006 by and between Borrower and Bank, as the same may be amended from time to time (the “Loan Agreement”). Terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

Events of Default. The Borrower, without notice or demand of any kind, shall be in default under this Note upon the occurrence of any of the following Events of Default: (a) if any amount due and owing on this Note or any fees due the Bank, any expenses incurred by the Bank hereunder or any and all other liabilities and obligations of the Borrower to the Bank, is not paid when due and Borrower fails to cure such payment default within the cure period provided in the Loan Agreement, or (b) if any other Event of Default, as defined in the Loan Agreement, shall occur.

Remedies. Upon the occurrence of any Event of Default, the Bank may, without notice, declare the entire unpaid and outstanding principal balance hereunder and all accrued interest, together with all other indebtedness of Borrower to the Bank, to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower, and thereupon the Bank shall have and may exercise any one or more of the rights and remedies provided herein or in any loan agreement, mortgage, guaranty, security agreement, assignment or other document relating hereto. The remedies provided for hereunder are cumulative to the remedies for collection of the amounts owing hereunder as provided by law or by any loan agreement, mortgage, guaranty, security agreement or other document relating hereto. Nothing herein is intended, nor should it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for breach of the terms of this Note or any loan agreement, mortgage, guaranty, security agreement or other instrument relating hereto.

Costs of Collection. Borrower agrees, in case of an Event of Default under the terms of this Note or under any loan agreement, security or other agreement executed in connection herewith, to pay all costs of the Bank for collection of this Note and all other liabilities of Borrower to the Bank and enforcement of its rights hereunder, including reasonable attorney fees and legal expenses including participation in bankruptcy proceedings.

Default Rate of Interest. During any period(s) an Event of Default has occurred and is continuing, or after the Due Date, or after acceleration of maturity, the outstanding principal amount hereof shall bear interest at a rate equal to four percent (4.0%) per annum greater than the interest rate otherwise charged hereunder.

Late Charges. If any required payment is not made within fifteen (15) days after the date it is due (other than any balloon payment of principal due on the Due Date), then, at the option of the Bank, a late charge in the amount of five percent (5.0%) of the payment so overdue may be charged.

No Waiver of Default. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. Upon any Event of Default, neither the failure of the Bank promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Bank to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

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General. Borrower and all endorsers and guarantors hereof, if any, hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of the Borrower shall be absolute and unconditional, without regard to the liability of any other party hereto. This Note shall be deemed to have been executed in, and all rights and obligations hereunder shall be governed by, the laws of the State of Michigan.

Other Documents.

The Borrower, Bank and/or others may also have signed other documents in conjunction herewith providing for security for this Note or other matters. Reference is hereby made to the foregoing documents for additional terms relating to the transaction giving rise to this Note, the security or support given for this Note and additional terms and conditions under which this Note matures, may be accelerated or prepaid.

Borrower:

Smart Commerce, Inc., a Delaware corporation

By:	/s/ Nicholas A. Sinigaglia

Nicholas A. Sinigaglia Its: Chief Financial Officer

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GUARANTY
All Indebtedness

THIS GUARANTY is made on October 17, 2006 by Smart Online, Inc., a Delaware corporation (“Guarantor”), to and with Fifth Third Bank, a Michigan banking corporation (the “Bank”), whose address is 1000 Town Center, Suite 1500, Southfield, Michigan 48075.

RECITALS:

A.  Smart Commerce, Inc. (“Borrower”), may from time to time request loans, advances or other financial accommodations from the Bank and the Bank may, in its discretion, honor such requests in whole or part and thereby Borrower may from time to time be indebted to the Bank.

B.  The Bank is unwilling to make loans, advances or extend other financial accommodations to or otherwise do business with Borrower unless Guarantor unconditionally guarantees payment of all present and future indebtedness and obligations of Borrower to the Bank.

C.  Guarantor will directly benefit from the Bank’s making of loans, advances or extending other financial accommodations to or otherwise doing business with Borrower.

NOW, THEREFORE, in order to induce the Bank to make loans, advances or extend other financial accommodations to and otherwise do business with Borrower and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Guarantor hereby covenants and agrees with the Bank as follows:

1.    Guaranty. Guarantor hereby irrevocably and unconditionally guarantees to the Bank and its successors and assigns: (a) the full and prompt payment and performance when due of the Indebtedness, as hereinafter defined; and (b) the payment, compliance with and performance of all other obligations, covenants, representations and warranties of every kind, nature and description in accordance with all instruments and documents executed by the Borrower in favor of the Bank, whether now owing or existing or heretofore or hereafter created or arising, regardless of whether such obligations, covenants, representations or warranties are held to be unenforceable, void or of no effect against the Borrower and including without limitation, those under any loan agreement and/or promissory note executed and delivered by Borrower to the Bank, and any extensions, modifications or renewals thereof. The term “Indebtedness” shall mean all principal, interest, attorneys’ fees, commitment fees, liabilities for costs and expenses and all other indebtedness, obligations and liabilities under and in accordance with the terms of all instruments and documents executed by Borrower in favor of the Bank, whether direct or indirect, absolute or contingent and whether now owing or existing or heretofore or hereafter created or arising, and regardless of whether such indebtedness, obligations or liabilities are held unenforceable, void or of no effect against Borrower (except as a result of Borrower’s full and indefeasible payment of the Indebtedness) and all costs, expenses and fees, including reasonable attorneys’ fees, arising in connection with the collection or enforcement of any or all amounts, indebtedness, obligations and liabilities of Borrower to the Bank, as described above, regardless of whether the Borrower is held to be liable for such amounts. Guarantor acknowledges and agrees that any indebtedness of the Borrower to the Bank as evidenced by any promissory note may be extended or renewed upon maturity at the sole discretion of the Bank and that the Indebtedness as defined herein, the payment of which is hereby guaranteed, shall include, without limitation, all indebtedness and other obligations as extended or renewed and as may be evidenced by any renewal promissory note.

2.    Guaranty Unconditional. This is an irrevocable, unconditional and absolute guaranty of payment, and not of collection, and the undersigned agrees that its liability on this Guaranty shall be immediate and the Bank may have immediate recourse against the undersigned for full and immediate payment of the Indebtedness at any time after the Indebtedness or any part thereof, has not been paid when due (whether by acceleration or otherwise) or the Borrower has defaulted or otherwise failed to perform when due any of its obligations, covenants, representations or warranties to the Bank.

3.    Liability Not Contingent. The liability of Guarantor on this Guaranty shall not be contingent upon the exercise or enforcement by the Bank of whatever remedies it may have against the Borrower or others, or the enforcement of any lien or realization upon any security or collateral the Bank may at any time possess. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Borrower or in separate actions, as often as the Bank, in its sole, reasonable discretion, may deem advisable. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Bank’s right to proceed in any other form of action or proceeding or against other parties unless the Bank has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Bank against Borrower under any document or instrument evidencing or securing the Indebtedness shall serve to diminish the liability of Guarantor, except to the extent the Bank realizes payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon Guarantor’s right of subrogation against Borrower. Receipt by the Bank of payment or payments with knowledge of the breach of any provision with respect to any of the Indebtedness shall not, as to Guarantor, be deemed a waiver of such breach. All rights, powers and remedies of the Bank hereunder and under any other agreement now or at any time hereafter in force between the Bank and Guarantor shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to the Bank by law.

4.    Liability Absolute. Guarantor agrees that its liability hereunder is absolute and unconditional and that the Bank shall not be obligated (although it may do so at its sole option) before being entitled to direct recourse against Guarantor to take any steps, whatsoever to preserve, protect, accept, perfect the Bank’s interest in, foreclose upon or realize on collateral security, if any, for the payment of the Indebtedness or any other guaranty of the Indebtedness or in any other respect exercise any diligence whatever in collecting or attempting to collect the Indebtedness by any means.

5.    No Impairment of Liability. The liability of Guarantor shall in no way be affected or impaired by: (a) any amendment, alteration, extension, renewal, waiver, indulgence or other modification of the Indebtedness; (b) any settlement or compromise in connection with the Indebtedness; (c) any subordination of payments under the Indebtedness to any other debt or claim; (d) any substitution, exchange, release or other disposition of all or any part of any collateral for the Indebtedness; (e) any failure, delay, neglect, act or omission by the Bank to act in connection with the Indebtedness; (f) any advances for the purpose of performing any covenant of agreement of the Borrower, or curing any breach; (g) the filing by or against Borrower of bankruptcy, insolvency, reorganization or other debtor’s relief afforded Borrower pursuant to the present or future provisions of the Bankruptcy Code or any other state or federal statute or by the decision of any court; or (h) any other matter whether similar or dissimilar to the foregoing. The obligations of Guarantor are unconditional, notwithstanding any defect in the genuineness, validity, regularity or enforceability of the Indebtedness or any other circumstances whether or not referred to herein, which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

6.    Waivers. Guarantor hereby waives each and every defense which, under principles of guaranty or suretyship law or otherwise, would otherwise operate to impair or diminish the liability of Guarantor hereunder, including, without limitation: (a) notice of acceptance of this Guaranty and of creations of Indebtedness of Borrower to the Bank; (b) any subrogation to the rights of the Bank against Borrower until the Indebtedness has been paid in full; (c) presentment and demand for payment of any Indebtedness of Borrower; (d) protest, notice of protest, and notice of dishonor or default to Guarantor or to any other party with respect to any of the Indebtedness; (e) all other notices to which Guarantor might otherwise be entitled; (f) any demand for payment under this Guaranty; (g) any defense arising by reason of any disability or other defense of Borrower by reason of the cessation from any cause whatsoever of the liability of the Borrower; (h) any rights to extension, composition or otherwise under the Bankruptcy Code or any amendments thereof, or under any state or other federal statute; and (i) any right or claim or claim of right to cause a marshalling of Borrower’s assets. No notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of the Bank to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing nor shall any such waiver be applicable except in the specific instance for which given.

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7.    Warranties and Representations. Guarantor represents, warrants and covenants to the Bank that, as of the date of this Guaranty: the fair salable value of Guarantor’s assets exceeds its liabilities, including the liability undertaken pursuant to this Guaranty; Guarantor is meeting its current liabilities as they mature; Guarantor’s financial statements, including in each case the notes thereto, contained in Guarantor’s most recent annual report on Form 10-K have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the consolidated financial conditions and results of operations of Guarantor and its consolidated subsidiaries, on the bases therein stated, as of the respective dates thereof; since the date of said financial statements there has been no material adverse change in the financial condition of Guarantor; there are not now pending any material court or administrative proceedings or undischarged judgments against Guarantor in which a likely adverse decision would reasonably be expected to have a material adverse effect on Guarantor’s business, and no federal or state tax liens have been filed or, to Guarantor’s knowledge, threatened against Guarantor, nor is Guarantor in default or claimed default under any agreement for borrowed money, except to the extent such default would not reasonably be expected to cause a material adverse effect on Guarantor’s business.

8.    Notices. Guarantor agrees to promptly give the Bank written notice of any material adverse change in its financial condition, including but not limited to litigation commenced in which a likely adverse decision would reasonably be expected to have a material adverse effect on Guarantor’s business, tax liens filed, default claimed under its indebtedness for borrowed money, except to the extent such default would not reasonably be expected to cause a material adverse effect on Guarantor’s business, or bankruptcy proceedings commenced by or against Guarantor. Guarantor agrees to deliver, timely to the Bank, annual financial statements for the preceding fiscal year; and at such reasonable times as the Bank requests to furnish its current financial statements to the Bank and permit the Bank or its representatives to inspect at Guarantor’s offices, its financial records and properties and make extracts therefrom in order to evaluate the financial condition of Guarantor.

9.    No Reliance by Guarantor. Guarantor is fully aware of the financial condition of the Borrower. Guarantor delivers this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of the Bank with respect thereto. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning Borrower’s financial condition as Guarantor may deem material to its obligations hereunder; and Guarantor is not relying upon nor expecting the Bank to furnish it any information in the Bank’s possession concerning Borrower’s financial condition.

10.          Miscellaneous. This Guaranty shall inure to the benefit of the Bank and its successors and assigns, including each and every holder or owner of any of the indebtedness guaranteed hereby. In the event that there shall be more than one such holder or owner, this Guaranty shall be deemed a separate contract with each such holder and owner. In the event that any person other than the Bank shall become a holder or owner of any of the Indebtedness, each reference to the Bank hereunder shall be construed as if it referred to each such holder or owner. This Guaranty shall be binding upon Guarantor and its successors and assigns. Guarantor agrees that recourse may be had against its earnings and separate property for all of Guarantor’s obligations under this Guaranty. This Guaranty and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Michigan.

11.           Joint and Several Guaranty. If more than one (1) person and/or entity is executing this Guaranty, the liability of each Guarantor executing this Guaranty shall be joint and several and the term “Guarantor” shall mean each and all such Guarantors.

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12.          Jury Waiver. GUARANTOR ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. GUARANTOR, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR ITS BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR THE INDEBTEDNESS.

13.          Guaranty Freely Given. THIS GUARANTY IS FREELY AND VOLUNTARILY GIVEN TO THE BANK BY GUARANTOR, JOINTLY AND SEVERALLY, WITHOUT ANY DURESS OR COERCION, AND AFTER GUARANTOR, JOINTLY AND SEVERALLY, HAS EITHER CONSULTED WITH COUNSEL OR BEEN GIVEN AN OPPORTUNITY TO DO SO, AND GUARANTOR, JOINTLY AND SEVERALLY, HAS CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS GUARANTY.

IN WITNESS WHEREOF, this Guaranty was executed and delivered by the undersigned on the date stated in the first paragraph above.

Witnesses:	Guarantor:

Smart Online, Inc., a Delaware corporation

/s/ James W. Gayton	/s/ Nicholas A. Sinigaglia
Nicholas A. Sinigaglia Its: Chief Financial Officer

/s/ Tracy Beyersdorf

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SECURITY AGREEMENT

THIS AGREEMENT is made on October 17, 2006 by and between the Grantor, as herein defined, and Fifth Third Bank, a Michigan banking corporation (“Bank” or “Lender”), whose address is 1000 Town Center, Suite 1500, Southfield, Michigan 48075.

IN CONSIDERATION of loans, advances or other financial accommodations from Bank to the Grantor and/or Borrower, the Grantor agrees as follows:

1.	Definitions. The following terms shall have the following meanings when used in this Agreement:

a.
“Borrower and/or Grantor” means Smart Commerce, Inc., a Delaware corporation organized under the laws of the State of Delaware, whose chief executive office is 2530 Meridian Parkway, Durham, North Carolina 27713.

b.	“Collateral” means the property and interests in property described in Section 3 below.

c.
“Liabilities” means all loans, advances or other financial accommodations, including any renewals or extensions thereof, from Bank to Borrower and any and all liabilities and obligations of any and every kind and nature heretofore, now or hereafter owing from Borrower to Bank, however incurred or evidenced, whether primary, secondary, contingent or otherwise, whether arising under this Agreement, under any other security agreement(s), promissory note(s), guaranty(s), mortgage(s), lease(s), instrument(s), document(s), contract(s), letter(s) of credit or similar agreement(s) heretofore, now or hereafter executed by Borrower and delivered to Bank, or by oral agreement or by operation of law plus all interest, costs, expenses and reasonable attorney fees which may be made or incurred by Bank in the disbursement, administration or collection of such liabilities and obligations and in the protection, maintenance and liquidation of the Collateral.

d.	“Loan Agreement” means that certain Business Loan Agreement dated ______ by and between Borrower and Bank.

2.    Grant of Security Interest. Grantor hereby grants to Bank a continuing security interest in the Collateral and assigns all of Grantor’s right, title and interest therein to secure the payment of the Liabilities.

3.    Collateral. The Collateral covered by this Agreement is all the Grantor’s property described below which it now owns or shall hereafter acquire or create immediately upon the acquisition or creation thereof:

a.
The following property where an “X” or check mark has been placed in the applicable box (if none of the following boxes is checked, it is understood and agreed that Grantor grants Bank a security interest in all of Grantor’s personal property as if the box adjacent to the paragraph entitled “All Assets” had been checked):

☒
All Assets. All personal property of the Grantor, including without limitation, all Accounts, including Health-Care-Insurance Receivables, Inventory, including without limitation raw materials, work in process, materials and finished goods leased by the Grantor as lessor or held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in a business, Goods, Equipment, Securities, Investment Property, Deposit Accounts, Chattel Paper, including without limitation, Electronic Chattel Paper; Documents; Instruments, including without limitation, Promissory Notes; Letter of Credit Rights and proceeds of letters of credit; Supporting Obligations; notes secured by real estate; Commercial Tort Claims and General Intangibles, including without limitation, Payment Intangibles and Software.

☐
Accounts. All Accounts, including Health-Care-Insurance Receivables, and all Goods whose sale, lease or other disposition has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, the Grantor, or rejected or refused by an Account Debtor.

☐
Inventory. All Inventory, including without limitation raw materials, work in process, materials and finished goods leased by the Grantor as lessor or held for sale or lease or furnished or to be furnished under contracts of service or used or consumed in a business.

☐	Goods. All Goods (other than Inventory), including without limitation, Equipment.

☐	Investment Property and Deposit Accounts. All Securities, Investment Property and Deposit Accounts.

☐
Documents and Instruments. All Chattel Paper, including without limitation, Electronic Chattel Paper; Documents; Instruments, including without limitation, Promissory Notes; Letter of Credit Rights and proceeds of letters of credit; Supporting Obligations; notes secured by real estate; Commercial Tort Claims and General Intangibles, including without limitation, Payment Intangibles and Software.

3 a.1	Specific Property. The following specifically described property of the Grantor:

•	The Intellectual Property (as hereinafter defined), all now or hereafter existing, and owned by the Grantor and/or to the extent of any interest of Grantor therein.

For the purposes hereof, the following terms shall have the following meanings:

(i)
“Confidentiality Agreements” shall mean any contract, letter, document, instrument or similar agreement executed between Grantor and any third party (including, but not by way of limitation, all employee or contractor agreements), now or hereafter existing or by oral agreement or by operation of law which grants, retains or evidences rights in any Intellectual Property or any Product.

(ii)
“Governmental Regulation” shall mean, by way of example, but not by way of limitation, (x) any applicable law, regulation, ordinance or similar requirement of the United States, any foreign country, any state, county, city or other department, agency or subdivision of any of the foregoing, including any governmental body, quasi-governmental body, or other duly constituted authority (judicial, legislative, administrative or otherwise) (sometimes hereinafter referred to as “Governmental Agency”), Person and/or Issuer, having jurisdiction over, or applicable to, or affecting any of the Intellectual Property or Products (as defined herein), and the use thereof, or (y) any requirement, obligation, covenant, condition or undertaking under any purchase order or other similar contractual agreement relating to the manufacturing, purchasing or selling of any of the Products (“Contractual Obligation”).

(iii)
“Intellectual Property” shall mean the Products, and the following, whether or not in connection with any of the Products: all present and future, information, materials, formulae, processes, “know-how”, inventions (whether or not patentable), copyrights (registered or unregistered) and all receivables and intangibles related thereto, trademarks and logos (registered or unregistered) and their associated goodwill, all rights of whatever form in and to any and all domain names, trade dress rights, trade secrets, Patent Rights (as defined herein) concepts, ideas, techniques, processes, works of authorship (including, but not limited to, sweepstakes, promotions, contests and related documentation), discoveries, enhancements, derivative works, upgrades, compilations, collective works, applications, improvements, adaptations, modifications, changes and variations, including all drawings, engineering drawings, designs, specifications models, mock-ups, prototypes, functional models, development environments, computer software programs including technology platforms, technology interfaces and promotional software modules (and enhancements, upgrades and modifications thereof), user and other manuals, flow charts, source codes and object codes, merchandising procedures, customer and supplier information and lists (past, present and prospective) research, research notes, and memoranda and records, research, business plans, business and operational strategies, pricing policies, financial information, market analyses, market productions, consulting and sales methods and techniques, product costs, profit margins, goodwill, employees and employee compensation, and all copies, summaries, outlines and other representations thereof, and which the Assignor directly or indirectly (by way of Third Party Agreements or otherwise) owns or has any right, title or interest in, specifically including but not by way of limitation, those items of property set forth in Section 5(o), (p),(q) and (r) of this Agreement.

(iv)
“License(s)” shall mean any contract, letter, document, instrument or similar agreement whereby Grantor grants, retains or receives legal permission to or from any third party to make use of any of the Intellectual Property or Products, or any portion thereof, in whole or in part.

(v)
“Issuer” shall mean any Person, now or hereafter, by way of example, but not by way of limitation, duly authorized, empowered, directed, appointed, constituted, delegated, or otherwise acting, to, by way of example, but not by way limitation, enact, administer, promulgate, issue, direct, enforce, revoke, suspend, terminate or condition any Governmental Regulation, specifically including, but not by way of limitation, any Contractual Obligation.

(vi)
“Patent Rights” shall mean, all patents listed in any exhibits and/or Section 5 of the Agreement, and all patents which may have or will be obtained in respect of the Products and all corresponding inventions set forth therein; any applications for U.S. and foreign patents which may have been or will be filed in connection therewith; any corresponding applications for patents and patents therefor in all other areas of the world; and any improvements, modifications, reissues, extensions, substitutions, confirmations, divisions, continuations, and continuations-in-part of any of the foregoing, together with the right to bring suit and collect for past, present and future infringements thereof; and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof; and all other proceeds and products of the foregoing, including, without limitation, any rights pursuant to Grantor’s agreements (including Third Party Agreements) with any other party relating thereto.

(vii)	“Person” shall mean any individual, company, corporation, trust, limited liability company, firm or other entity.

(viii)
“Products” shall mean any and all goods and/or services products, programs, promotional campaigns or marketing solutions that at any time are, will be or have been developed, manufactured, marketed, conceived, considered, pursued or sold by the Assignor together with all other Intellectual Property applicable thereto.

(ix)
“Third Party Agreements” shall mean all Licenses, Confidentiality Agreements, website host agreements, domain name registration agreements and other agreements of any kind between Assignor and a third party that relate in any way to the Intellectual Property or Products.

Together with:

•
All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including without limitation proceeds of insurance payable by reason of loss or damage to the foregoing property and of eminent domain or condemnation awards.

•	All products of, additions and accessions to, and substitutions, betterments and replacements for the foregoing property.

•	All sums at any time credited by or due from Bank to Grantor.

•
All property in which the Grantor has an interest now or at any time hereafter coming into the possession or under the control of Bank or in transit by mail or carrier to or from Bank or in possession of or under the control of any third party acting on Bank’s behalf without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank has conditionally released the same (excluding, nevertheless, any of the foregoing property of the Grantor which now or any time hereafter is in possession or control of Bank under any written trust agreement wherein Bank is trustee and Grantor is trustor).

Terms used and not otherwise defined in this Agreement shall have the meaning given such terms in the Michigan Uniform Commercial Code. In the event the meaning of any term defined in the Michigan Uniform Code is amended after the date of this Agreement, the meaning of such term as used in this Agreement shall be that of the more encompassing of: (i) the definition contained in the Michigan Uniform Commercial Code prior to the amendment, and (ii) the definition contained in the Michigan Uniform Commercial Code after the amendment.

4.    Perfection of Security Interest. Grantor hereby irrevocably authorizes Bank to file financing statement(s) and other instruments of recordation describing the Collateral in all public offices deemed necessary by Bank, and to take any and all actions, including, without limitation, filing all financing statements, continuation financing statements and all other documents that Bank may reasonably determine to be necessary to perfect and maintain Bank’s security interests in the Collateral. Grantor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession, whether or not in addition to the filing of a financing statement. Where Collateral is in the possession of a third party, Grantor will join with Bank in notifying the third party of Bank’s security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Bank. Grantor will cooperate with Bank in obtaining control with respect to Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. Grantor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Bank indicating that Bank has a security interest in the Chattel Paper. Grantor shall pay the cost of filing or recording all financing statement(s) and other documents. Grantor agrees to promptly execute and deliver to Bank all financing statements, continuation financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that Bank may reasonably request in form satisfactory to Bank to perfect and maintain Bank’s security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Grantor shall make appropriate entries on its books and records disclosing Bank’s security interests in the Collateral.

5.    Warranties and Representations. Grantor warrants and represents, except as may be otherwise disclosed in an attachment to this Agreement: (a) Grantor has rights in or the power to transfer the Collateral and its title to the Collateral is free and clear of all liens or security interests, except Bank’s security interests, except Bank’s security interest and Permitted Liens (as defined in the Loan Agreement), (b) all Chattel Paper constituting Collateral evidences a perfected security interest in the goods covered by it free from all other liens and security interests, except Bank’s security interest and Permitted Liens, (c) no financing statements, other than that of Bank or with respect to leases or Permitted Indebtedness, are on file covering the Collateral or any of it, (d) if Inventory is represented or covered by documents of title, Grantor is the owner of the documents free of all liens and security interests other than Bank’s security interest, warehousemen’s charges, if any, not delinquent, and Permitted Liens, (e) the Grantor’s exact legal name and the address of the Grantor’s chief executive office are as set forth in the first paragraph of this Agreement; (f) if the Grantor is a registered organization, the form of its organization and the State under which it is organized are as set forth in the first paragraph of this Agreement; (g) each Account, Chattel Paper and General Intangible constituting Collateral is genuine and enforceable against the account debtor according to its terms, and it, and the transaction out of which it arose, substantially complies with all applicable laws and regulations, the amount represented by Grantor to Bank as owing by each account debtor is the amount actually owing and is not subject to setoff, credit, allowance or adjustment except any discount for prompt payment or such discounts typical of, or consistent with, Grantor’s past practices, nor has any account debtor returned a material amount of goods or disputed a material liability, there has been no default according to the terms of any such Collateral, except for such defaults that would not result in a material adverse effect on Grantor’s business, and no step has been taken to foreclose the security interest it evidences or to otherwise enforce its payment; (h) the execution and delivery of this Agreement and any instruments evidencing Liabilities will not violate nor constitute a breach of Grantor’s Articles of Incorporation, By-Laws, or any agreement or restriction of any type whatsoever to which Grantor is a party or is subject, except for such breaches that would not result in a material adverse effect on Grantor’s business; (i) all financial statements of Grantor delivered or to be delivered by Grantor to the Bank have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the financial conditions and results of operations of Grantor, on the bases therein stated, as of the respective dates thereof; since the date of said financial statements there has been no material adverse change in the financial condition of Grantor; (j) to the knowledge of Grantor, there are no actions or proceedings which are threatened or pending against Grantor which could reasonably be expected to result in any material adverse change in Grantor’s financial condition or which could reasonably be expected to materially effect the Collateral; (k) Grantor has duly filed all federal, state, and other governmental tax returns which Grantor is required by law to file, and will continue to file same during such time as any of the Liabilities hereunder remain owing to Bank, and all such taxes required to be paid have been paid, in full; and (l) Grantor’s Patent Rights, trademark rights, and rights in Copyright material to its business, have not been adjudged invalid or unenforceable in whole or in part, and are not currently being challenged in any way; (m) Grantor’s Patent Rights, trademark rights, and rights in Copyright material to its business have not lapsed or expired; (n) Grantor’s Patent Rights, trademark rights, and rights in Copyright material to its business are not the subject of a claim threatened in writing that their use constitutes an infringement of any senior or dominant United States or foreign patent or other third party intellectual property right, (o) Borrower has an ownership interest in the registered trademark ONEDOMAIN (R/N 2866661) and IMART (R/N 2429214) and an ownership interest in the unregistered trademarks IMART (word plus design of two interlocking circles), Direct Marketing Architecture, Direct Selling Architecture, Direct Architecture and Loyalty Marketplace; (p) Borrower has an exclusive ownership interest in the domain name www.imart.com, and has no other domain names material to its business as of the execution date; (q) Borrower claims an exclusive proprietary interest in the source code known as the “One Domain Template Website System,” “iMart Direct Architecture,” “iMart Direct Marketing Architecture,” “iMart Direct Selling Architecture,” and “Loyalty Marketplace” and no other source code and related technology material to its business as of the execution date.”; (r) Borrower has a registered copyright entitled “website/iDSA/teaminfocus.com” (R/N TX-5-822-684) and a registered copyright entitled “Admin/iDSA/teaminfocus.com (R/N TX-5-822-685) and a registered copyright entitled “One Domain Template Website System” (R/N TX-6-120-614) and no other registered copyrights or material eligible for copyright protection material to its business as of the execution date.

6.    Covenants. Grantor covenants and agrees that while any of the Liabilities remain unperformed and unpaid it will: (a) preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets; (b) not change the state where it is organized; (c) neither change its name, form of business entity nor address of its chief executive office without giving written notice to Bank thereof at least thirty (30) days prior to the effective date of such change, and Grantor agrees that all documents, instruments, and agreements reasonably requested by Bank in response to such change shall be prepared, filed, and recorded at Grantor’s expense prior to the effective date of such change; (d) not use the Collateral, nor permit the Collateral to be used, for any unlawful purpose, whatever; (e) maintain the Collateral in condition and repair consistent with past practices; and (f) indemnify and hold Bank harmless against claims of any persons or entities not a party to this Agreement concerning disputes arising over Grantor’s use, operation or ownership of the Collateral.

7.    Insurance, Taxes, Etc. Grantor has the risk of loss of the Collateral. Grantor shall: (a) pay promptly all taxes, levies, assessments, judgments, and charges of any kind upon or relating to the Collateral, to Grantor’s business, and to Grantor’s ownership or use of any of its assets, income, or gross receipts (except to the extent being contested in good faith); (b) at its own expense, keep and maintain all of the Collateral fully insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as shall be reasonably satisfactory to Bank, which policies shall expressly provide that loss thereunder shall be payable to Bank as its interest may appear (and Bank shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as Bank may determine); and (c) maintain at its own expense public liability and property damage insurance in such amounts, with such companies, under such policies and in such form as shall be reasonably satisfactory to Bank, and, upon Bank’s request, shall furnish Bank with such policies and evidence of payment of premiums thereon. If Grantor at any time hereafter should fail to obtain or maintain any of the policies required above or pay any premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien, claim, or encumbrance, then Bank, without waiving or releasing any obligation or default of Grantor hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as Bank deems advisable. All sums so disbursed by Bank, including reasonable attorney fees, court costs, expenses, and other charges relating thereto, shall be part of the Liabilities, secured hereby, and payable upon demand together with interest at the highest rate payable in connection with any of the Liabilities from the date when advanced until paid.

8.    Collection of Accounts. Grantor covenants and agrees that while any of the Liabilities remain unperformed and unpaid it will comply with Section 2.4.13, Lock Box Provisions, of the Loan Agreement.

9.    Care, Custody, and Dealings with Collateral. Bank shall have no liability to Grantor with respect to Bank’s care and custody of any Collateral in Bank’s possession and shall have no duty to sell, surrender, collect or protect the same or to preserve rights against prior parties or to take any action with respect thereto beyond the custody thereof, exercising that reasonable custodial care which it would exercise in holding similar interests for its own account. Bank shall only be liable for its acts of gross negligence. Bank is hereby authorized and empowered to take the following steps after an Event of Default: (a) to deal directly with issuers, entities, owners, transfer agents and custodians to effect changes in the registered name of any such Collateral, to effect substitutions and replacements thereof necessitated by any reason (including by reason of recapitalization, merger, acquisition, debt restructuring or otherwise), to execute and deliver receipts therefor and to take possession thereof; (b) to communicate and deal directly with payors of instruments (including securities, promissory notes, letters of credit, certificates of deposits and other instruments), which may be payable to or for the benefit of Grantor at any time, with respect to the terms of payment thereof; (c) in the Grantor’s name, to agree to any extension of payment, any substitution of Collateral or any other action or event with respect to the Collateral; (d) to notify parties who have an obligation to pay or deliver anything of value (including money or securities) with respect to the Collateral to pay or deliver the same directly to Bank on behalf of Grantor and to receive and receipt for any such payment or delivery in Grantor’s name as an addition to the Collateral; (e) to surrender renewable certificates or any other instruments or securities forming a portion of the Collateral which may permit or require reissuance, renewal or substitution at any time and to immediately take possession of and receive directly from the issuer, maker or other obligor, the substituted instrument or securities; (f) to exercise any right which Grantor may have with respect to any portion of the Collateral, including rights to seek and receive information with respect thereto; and (g) to do or perform any other act and to enjoy all other benefits with respect to the Collateral as Grantor could in its own name.

10.   Disposition of Collateral. Bank does not authorize, and Grantor agrees not to make any sales or leases of any of the Collateral, license any of the Collateral, or grant any other security interest in any of the Collateral; provided, however, that until such time as Bank shall notify Grantor of the revocation of such power and authority, Grantor (a) may only in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the inventory normally held by Grantor for such purpose; (b) may use and consume any raw materials, work in process or materials, the use and consumption of which is necessary in order to carry on Grantor’s business; and (c) will at its own expense, endeavor to collect, as and when due, all accounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as Bank may reasonably request or, in the absence of such request, as Grantor may deem advisable. A sale in the ordinary course of business does not include a transfer in partial or total satisfaction of a debt. To the extent Grantor uses any proceeds of any of the Liabilities to purchase Collateral, Grantor’s repayment of the Liabilities shall apply on a “first-in-first-out” basis so that the portion of the Liabilities used to purchase a particular item of Collateral shall be deemed paid in the chronological order the Grantor purchased the Collateral.

11.   Information. Grantor shall permit Bank or its agents upon reasonable request to have access to, and to inspect, all the Collateral (and Grantor’s other assets, if any) and may from time to time verify Accounts, inspect, check, make copies of, or extracts from the books, records, and files of Grantor, and Grantor will make same available at any time for such purposes. In addition, Grantor shall promptly supply Bank with such other financial or other information concerning its affairs and assets as Bank may request from time to time.

12.   Remedies Upon Default. Immediately upon the occurrence of an Event of Default as defined in the Loan Agreement, subject to any cure or grace period therein contained (an “Event of Default”), Bank may, in addition to and not in lieu of or substitution for, all other rights and remedies provided by law, without notice, except as expressly required by law, declare the entire unpaid and outstanding principal balance of the Liabilities, and all accrued interest, together will all other indebtedness of the Grantor to Bank, to be due and payable in full forthwith and Bank may exercise from time to time any rights and remedies including the right to immediate possession of the Collateral available to it under applicable law. Bank may directly contact third parties and enforce against them all rights which arise with respect to the Collateral and to which Grantor or Bank would be entitled. Grantor waives any right it may have to require Bank to pursue any third person for any of the Liabilities. Bank shall have the right to hold any property then in, upon or in any way affiliated to said Collateral at the time of repossession even though not covered by this Agreement until return is demanded in writing by the Grantor. Grantor agrees, upon the occurrence of an Event of Default, to assemble at its expense all the Collateral and make it available to Bank at a convenient place acceptable to Bank. Grantor agrees to pay all costs of Bank of collection of the Liabilities, and enforcement of rights hereunder, including reasonable attorney fees and legal expenses, including participation in Bankruptcy proceedings, and expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage pre-paid, addressed to the Grantor either at the address shown above or at any other address of the Grantor appearing on the records of Bank and to such other parties as may be required by the Michigan Uniform Commercial Code. Grantor acknowledges that Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Grantor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Bank may specifically disclaim any warranties as to the Collateral. If Bank sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by Bank and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Bank may resell the Collateral and the Grantor shall be credited with the proceeds of sale. Bank shall have no obligation to marshal any assets in favor of the Grantor. Grantor waives the right to jury trial in any proceeding instituted with respect to the Collateral. Out of the net proceeds from sale or disposition of the Collateral, Bank shall retain all the Liabilities then owing to it and the actual cost of collection (including reasonable attorney fees) and shall tender any excess to Grantor or its successors or assigns. If the Collateral shall be insufficient to pay the entire Liabilities, Grantor shall pay to Bank the resulting deficiency upon demand. Grantor expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Grantor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Bank shall deem appropriate. Grantor expressly absolves Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement. Grantor agrees that Bank shall, upon the occurrence of an Event of Default, have the right to peacefully retake any of the Collateral. Grantor waives any right it may have in such instance to a judicial hearing prior to such retaking.

13.   General. Time shall be deemed of the essence of this Agreement. Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Grantor requests in writing, but failure of Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Bank to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by Grantor shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. This Agreement has been delivered in Michigan and shall be construed in accordance with the laws of the State of Michigan. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of Bank hereunder shall inure to the benefit of its successors and assigns, and this Agreement shall be binding on all heirs, personal representatives, assigns and successors of Grantor and all persons who become bound as a debtor to this Agreement. Grantor hereby expressly authorizes and appoints Bank to act as its attorney-in-fact for the sole purpose of executing any and all financing statements or other documents deemed necessary to perfect the security interest herein contemplated. This Agreement shall become null and void at such time as the Liabilities are fully paid and Bank’s obligation to fund all loans has been terminated by written agreement of Bank and Borrower, and Bank shall promptly release, discharge and terminate any and all security interests, liens and encumbrances granted to Bank pursuant to this Agreement.

14.   No Waiver. Any delay on the part of Bank in exercising any power, privilege or right hereunder, or under any other instrument executed by Grantor to Bank in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver of Bank of any default by Grantor shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. All rights, remedies and powers of Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies, and powers given hereunder or in or by any other instruments, or by the Michigan Uniform Commercial Code, or any laws now existing or hereafter enacted. The Grantor acknowledges that this is the entire agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Agreement or in such writings, and acknowledges receipt of a true and complete copy of this Agreement.

15.   Special Provisions/Additional Agreements. With respect to the Collateral described in Section 3 a.1 hereof, and without limiting the generality of the other provisions hereof, the Grantor agrees as follows:

(a)	Indemnification.

The Grantor agrees to indemnify, defend, and hold harmless Bank and its representatives from and against any and all suits, demands, liabilities, claims, actions, expenses, losses and damages of any kind or nature whatsoever, including costs of litigation and reasonable attorney’s fees, arising from any third-party claim that the Intellectual Property violates any third party’s trade secrets or infringes upon any third party’s copyright, patent, trademark or similar proprietary right anywhere in the world. Grantor shall promptly notify Bank in writing of each such claim after Grantor learns of it. Grantor shall be allowed to control the defense and settlement of such claim; provided that Bank can be represented by counsel of its choice at its own expense; and provided further, that without Bank’s prior written consent, Grantor shall not enter into, and Bank shall not be bound by, any settlement that would involve a remedy other than money damages payable by Grantor.

(b)	Product Liability Insurance.

The Grantor agrees that it will obtain, at its own expense, product liability insurance from a recognized insurance company providing adequate protection (in an amount determined from time to time by Lender) for the Lender and the Grantor, against any claims, suits, losses or damages arising out of any alleged defects in the Products. Grantor shall be entitled to a copy of then prevailing certificate of insurance required by the preceding sentence.

(c)	Quality Control.

Grantor shall maintain the quality of the Products produced and sold by it at a quality standard for good and merchantable Products and in compliance with good manufacturing practices and in accordance with any Governmental Regulation. Lender shall have the right at reasonable times during the term of this Agreement, and any extension or renewal thereof, to inspect products produced by Grantor and should any such Product or Products not meet the standard of quality. Should Grantor receive notice from any Issuer that any Product is not, or may not be, in conformity with any Governmental Regulation, Grantor will so notify Bank in writing within three days of receipt thereof and Grantor shall not sell such Product or Products and shall notify Lender of what action it proposes to take.

(d)	Records.

Grantor shall maintain accurate records and accounts of all transactions sufficient for verification, which involve Products, and which may be necessary to conduct any recall. Lender shall have reasonable access at reasonable times to Grantor’s books and records to the extent necessary to verify all the foregoing and Lender shall be entitled to make copies thereof at Grantor’s expense.

(e)	Preservation of Intellectual Property.

Notwithstanding anything contained herein to the contrary, this Section 15(e) shall only apply to those items of Intellectual Property owned by Grantor that Grantor has determined, in the exercise of sound business judgment, are material to its business.

1.   Grantor shall use its commercially reasonable efforts to: (a) prosecute any patent application included in the Patent Rights; (b) make application on unpatented but patentable inventions, as appropriate, giving due consideration to value, importance, cost and opinion of counsel as to patentability; and (c) preserve and maintain all Patent Rights. Any expenses incurred in connection with such applications shall be borne by Grantor. Grantor shall not abandon any patent or patent application included in the Patent Rights (other than in favor of a continuing application based on such patent application) without the written consent of Bank, not to be unreasonably withheld. Grantor shall notify Bank in writing within five days of learning of any potential infringement of the Patent Rights.

2.   Grantor shall use its commercially reasonable efforts to: (a) register all additions to copyrights, including derivative or collective works; (b) employ copyright notices in compliance with applicable legal requirements or as permitted to maximize the protection and enforcement of the copyrights; and (c) monitor infringement of the copyrights and forthwith advise Bank in writing of any such infringement so discovered within five days of learning of such infringement.

3.       Grantor shall use its commercially reasonable efforts to: (a) register and maintain the registration of all trademarks; (b) continue to use all trademarks as legally required so as to preserve its exclusive rights therein and employ trademark notices in compliance with applicable legal requirements or as permitted to maximize the protection and enforcement of the trademarks including the maintenance of all domain names held exclusively in the name of Borrower at any time during the term of this Agreement; (c) monitor infringements of the trademarks and forthwith advise Bank in writing of any infringement so discovered within five days of learning of such infringement; and (d) prosecute any infringement of the trademarks forthwith.

4.  Grantor shall advise Bank in writing of any new copyrightable material (whether registered or not) including any copyrightable material which is not registered as of the date hereof but is later registered; new or modified trademarks (whether registered or not); all Patent Rights obtained during the term hereof; all technology platforms or Intellectual Property developed or conceived during the term hereof; and all domain names exclusively held by Borrower during the term hereof.

5.       Grantor shall not enter into any Third Party Agreement or other agreement, either oral or written, that has not been negotiated on an arm’s length basis and does not otherwise contain reasonable and customary business terms and conditions, or that is otherwise materially inconsistent with Grantor’s obligations under this Security Agreement or take any action, or permit any action to be taken by others subject to its control (including licensees) or fail to take any action if doing so or not doing so would materially impair the validity or enforcement of the Bank’s rights in and to the Intellectual Property. Grantor shall notify Bank in writing within 5 days of learning of any action or inaction on the part of any third party that would materially impair the validity or enforcement of Bank’s rights in and to the Intellectual Property. ANY AGREEMENT PERTAINING TO THE INTELLECTUAL PROPERTY ENTERED INTO AFTER THE DATE HEREOF BETWEEN SMARTONLINE AND SMART COMMERCE MUST BE TERMINABLE AT WILL BY THE BANK UPON THE OCCURANCE OF AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT AFTER NOTICE AND CURE, IF AND AS APPLICABLE.

6.  Grantor shall not grant to any other Person, by license, sublicense, assignment or otherwise, any rights in and to any of the Intellectual Property outside of the ordinary course of business, unless consented thereto in writing by Bank, and upon such terms and conditions as Bank may reasonably require.

7.  Grantor shall use its commercially reasonable efforts to obtain a Confidentiality Agreement from each person or entity, including, without limitation, each employee or contractor, who has or may have any access to, or interest in, any Intellectual Property.

8.  Grantor shall use its commercially reasonable efforts to institute and prosecute litigation to enforce the terms and conditions of any Third Party Agreement in order to prevent use of any Intellectual Property in contravention with the terms of a Third Party Agreement and shall notify Bank in writing within five days of learning of such unauthorized use. If Grantor fails to institute such proceedings or gives Bank notice that Grantor does not intend to act, Bank may institute such proceedings in Grantor’s name or on its own behalf and, if necessary or appropriate, proceed in the name of Grantor, at Grantor’s own cost and expense.

If Grantor fails to comply with the foregoing, Bank may do so in Grantor’s name, or in Bank’s name but at Grantor’s expense, and Grantor shall reimburse Bank for all expenses, including reasonable attorney’s fees, incurred by Bank in protecting, defending and maintaining the Intellectual Property. All recoveries from such proceedings shall be applied to the Liabilities. In addition, Grantor hereby authorizes and empowers Bank, in connection with Bank’s exercise of its rights under this paragraph, to invoke and claim for any applications or patents included within the Patent Rights, the benefit of any rights to which Grantor might be entitled under international law or under the laws of any particular country, such as, without limitation, the right of priority provided under the International Convention for the Protection of Industrial Property, as amended, and to invoke and claim such rights without further written or oral authorization from Grantor.

9.  Grantor shall make all payments and do all other things necessary or prudent to renew and maintain its domain name registrations and shall advise Bank in writing of any change in the domain name registrar or domain name registry information.

(f)	Additional Remedies in the Event of Default.

Upon an Event of Default, Grantor shall deliver, and Bank shall be deemed the sole and exclusive owner of, the Intellectual Property, and Grantor shall cease and desist, at the request of Bank, in order to protect the rights of Bank, from using any Intellectual Property, or deriving any benefit therefrom.

After the occurrence of an Event of Default and so long as such Event of Default has not been waived, and after the provision by Bank of written notice to Grantor of Bank’s intention to enforce its rights and claims in the Intellectual Property, Bank shall have the right, but shall in no way be obligated, to:

1.
Bring suit and take other action in its own name to enforce or otherwise protect, preserve or realize upon the Intellectual Property. If Bank shall commence any such suit or take any such action, Grantor shall at the request of Bank, do any and all lawful acts and execute any and all proper documents required by Bank in aid of such action. Grantor shall, upon demand, reimburse and indemnify Bank for all reasonable costs and expenses incurred by Bank in the exercise of its rights hereunder;

2.
Present this document to any third party who shall regard it as a Power of Attorney for purposes of the endorsement or signature of Grantor’s name on all applications, documents, papers, government filings, transfer of ownership documents and instruments necessary or desirable for Bank to give effect to the provisions of this Security Agreement and the intent of the parties hereto;

3.	Take any other actions with respect to the Intellectual Property consistent with this Security Agreement that Bank deems in the best interest of Bank;

4.	Grant or issue any exclusive or nonexclusive license of the Intellectual Property to anyone; or

5.	Assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property to anyone.

IN WITNESS WHEREOF, this Security Agreement was executed and delivered by the undersigned on the date stated in the first paragraph above.

Grantor:

Smart Commerce, Inc., a Delaware corporation

By:	/s/ Nicholas A. Sinigaglia
Nicholas A. Sinigaglia Its: Chief Financial Officer
Accepted and Agreed
(with respect to the last sentence of Section 15(e) 5 only)

Smart Online, Inc., a Delaware Corporation

By:	/s/ Nicholas A. Sinigaglia
Nicholas A. Sinigaglia Its: Chief Financial Officer

SECURITY AGREEMENT
Deposit Account

THIS AGREEMENT is made on October 17, 2006, by and between Borrower and/or Grantor, as herein defined, and Fifth Third Bank (“Bank”), whose address is 1000 Town Center, Suite 1500, Southfield, Michigan 48075.

IN CONSIDERATION of loans, advances or other financial accommodations from the Bank to Borrower, Grantor agrees as follows:

1.     Definitions. The following terms shall have the following meanings when used in this Agreement:

a.     “Borrower” and/or “Grantor” means Smart Commerce, Inc., a Delaware corporation, whose executive office is 2530 Meridian Parkway, Durham, North Carolina 27713.
b.     “Collateral” means the property and interests in property described in Section 3 below.

c.     “Liabilities” means all loans, advances or other financial accommodations, including any renewals or extensions thereof, from the Bank to Grantor and/or Borrower and any and all liabilities and obligations of any and every kind and nature heretofore, now or hereafter owing from Grantor and/or Borrower to the Bank, however incurred or evidenced, whether primary, secondary, contingent or otherwise, arising under the Business Loan Agreement between Bank and Borrower dated of even date herewith, including any renewals, extensions and amendments thereto (“Loan Agreement”) and the promissory note(s) executed pursuant thereto, now or hereafter executed by Grantor and/or Borrower and delivered to the Bank, plus all interest, costs, expenses and reasonable attorney fees which may be made or incurred by the Bank in the disbursement, administration or collection of such liabilities and obligations and in the protection, maintenance and liquidation of the Collateral.

2.     Grant of Security Interest. Grantor hereby grants to the Bank a continuing security interest in the Collateral to secure the payment of the Liabilities.

3.     Collateral. The Collateral covered by this Agreement is all of Grantor’s property described below, which it now owns or shall hereafter acquire or create immediately upon the acquisition or creation thereof:

a.     The money on deposit in the following deposit account(s) and proceeds thereof, together with all related rights and interests therein and distributions (in cash or kind) accruing with respect thereto, including additions thereto or substitutions or replacements thereof for any reason (the “Deposit Account(s)”):

Institution Where Deposit Held	Account/Certificate Number	Amount of Deposit
Fifth Third Bank	—	$250,000.00

b.     Renewals of and interest on the Deposit Account. If no fact, event, act or omission exists, which with notice and/or the lapse of time (if either or both are applicable) would be an Event of Default (as hereinafter defined), Borrower may withdraw from the Deposit Account (i) the principal amount of $83,333.00 plus (ii) all interest on the Deposit Account accrued since the date of this Agreement not previously withdrawn, in each case as of each Income Determination Date (as defined in the Loan Agreement) if Borrower’s Operating Income (Loss) as of each Income Determination Date is 70% or more of its Projected Income (as defined in the Loan Agreement) based upon the reports required by Section 2.1.2(b) of the Loan Agreement. Any amounts withdrawn from the Deposit Account in accordance with this subsection (b) shall no longer be deemed to be Collateral under this Agreement or proceeds, products, additions or accessions to, or substitutions, betterments, or replacements of such Collateral.

c.     All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including without limitation proceeds of insurance payable by reason of loss or damage to the foregoing property and of eminent domain or condemnation awards.

d.     All products of, additions and accessions to, and substitutions, betterments and replacements for the foregoing property.

e.     All sums at any time credited by or due from the Bank to Grantor.

f.     All property in which Grantor has an interest now or at any time hereafter coming into the possession or under the control of the Bank pursuant hereto and/or the Loan Agreement, or in transit by mail or carrier to or from the Bank or in possession of or under the control of any third party acting on the Bank’s behalf without regard to whether the Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Bank has conditionally released the same (excluding, nevertheless, any of the foregoing property of Grantor which now or any time hereafter is in possession or control of the Bank under any written trust agreement wherein the Bank is trustee and Grantor is trustor).

Terms used and not otherwise defined in this Agreement shall have the meaning given such terms in the Michigan Uniform Commercial Code. In the event the meaning of any term defined in the Michigan Uniform Code is amended after the date of this Agreement, the meaning of such term as used in this Agreement shall be that of the more encompassing of: (i) the definition contained in the Michigan Uniform Commercial Code prior to the amendment, and (ii) the definition contained in the Michigan Uniform Commercial Code after the amendment.

4.     Perfection of Security Interest. Grantor hereby irrevocably authorizes the Bank to file financing statement(s) describing the Collateral in all public offices deemed necessary by the Bank, and to take any and all actions, including, without limitation, filing all financing statements, continuation financing statements and all other documents that the Bank may reasonably determine to be necessary to perfect and maintain the Bank’s security interests in the Collateral. Grantor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where the Bank chooses to perfect its security interest by possession, whether or not in addition to the filing of a financing statement. Grantor will cooperate with the Bank in obtaining control with respect to the Collateral. Grantor shall pay the cost of filing or recording all financing statement(s) and other documents. Grantor agrees to promptly execute and deliver to the Bank all financing statements, continuation financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, schedules of Accounts, designations of Inventory, letters of authority and all other documents that the Bank may reasonably request in form satisfactory to the Bank to perfect and maintain the Bank’s security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Grantor shall make appropriate entries on its books and records disclosing the Bank’s security interests in the Collateral.

2

5.     Warranties and Representations. Grantor warrants and represents: (a) except as may be otherwise disclosed in an attachment to this Agreement, Grantor has rights in or the power to transfer the Collateral and its title to the Collateral is free and clear of all liens or security interests, except the Bank’s security interests and Permitted Liens, as defined in the Loan Agreement; (b) no financing statements, other than that of the Bank, are on file covering the Collateral or any of it; (c) Grantor’s exact legal name and the address of Grantor’s chief executive office are as set forth in the first paragraph of this Agreement; (d) if Grantor is a registered organization, the form of its organization and the State under which it is organized are as set forth in the first paragraph of this Agreement; (e) the execution and delivery of this Agreement and any instruments evidencing Liabilities will not violate nor constitute a breach of Grantor’s Articles of Incorporation, By-Laws, or any agreement or restriction of any type whatsoever to which Grantor is a party or is subject, except for such breaches that will not result in a material adverse effect on Grantor’s business; (f) all financial statements relating to Grantor delivered or to be delivered by Grantor to the Bank are prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as noted therein, and fairly present the financial condition and operations of Grantor, on the bases therein stated, as of the respective dates thereof, and there has been no material adverse change in the financial condition of Grantor since the submission of any such financial statements to the Bank; (g) there are no actions or proceedings which are threatened or pending against Grantor which might result in any material adverse change in Grantor’s financial condition or which might materially affect the Collateral; and (h) Grantor has duly filed all federal, state, and other governmental tax returns which Grantor is required by law to file, and will continue to file same during such time as any of the Liabilities hereunder remain owing to the Bank, and all such taxes required to be paid have been paid, in full, unless being contested in good faith based upon a meritorious claim or defense.

6.      Covenants. Grantor covenants and agrees that while any of the Liabilities remain unperformed and unpaid it will: (a) preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets; (b) not change the state where it is located; (c) neither change its name, form of business entity nor address of its chief executive office without giving written notice to the Bank thereof at least thirty (30) days prior to the effective date of such change, and Grantor agrees that all documents, instruments, and agreements reasonably requested by the Bank in response to such change shall be prepared, filed, and recorded at Grantor’s expense prior to the effective date of such change; (d) not use the Collateral, nor permit the Collateral to be used, for any unlawful purpose, whatever; and (e) indemnify and hold the Bank harmless against claims of any persons or entities not a party to this Agreement concerning disputes arising over the Collateral.

7.      Rights and Restrictions as to the Deposit Account(s). If the passbook, certificate, or other documents, if any, representing the Deposit Account(s) have not been delivered to the Bank by Grantor with the execution of this Agreement, such documents shall be delivered to the Bank immediately and in no event more than twenty-one (21) days after the date hereof. So long as this Agreement is in effect, except as provided in Section 3(b) above, Grantor will not make any withdrawals or transfers from the Deposit Account(s) at any time that the balance thereof is less than, or would be reduced by such withdrawal or transfer to an amount which is less than, the amount provided in Section 3(a) above. Grantor grants to the Bank an irrevocable and unconditional power of attorney (coupled with an interest) to take such action and to execute and deliver such documents and instruments in Grantor’s name as shall be reasonably necessary in order to evidence, perfect, enjoy and enforce the Bank’s rights and remedies under this Agreement. Borrower hereby irrevocably (until all Liabilities are paid in full and Bank has no obligation to make any other advances to Borrower) grants Bank control and possession over the Collateral to the extent required such that this Agreement constitutes a Control Agreement as defined in the Michigan Uniform Commercial Code.

8.     Disposition of Collateral. The Bank does not authorize Grantor to, and Grantor agrees not to, (a) make any sales or leases of any of the Collateral, (b) license any of the Collateral, or (c) grant any other security interest in any of the Collateral.

9.      Information. Grantor shall permit the Bank or its agents upon reasonable request to have access to, and to inspect, all the Collateral (and Grantor’s other assets, if any) and may from time to time verify Accounts, inspect, check, make copies of, or extract from the books, records, and files of Grantor, and Grantor will make same available at any time for such purposes, after reasonable notice from Bank. In addition, Grantor shall promptly supply the Bank with such other financial or other information concerning its affairs and assets as the Bank may reasonably request from time to time.

3

10.     Remedies Upon Default. Immediately upon the occurrence of an Event of Default as defined in the Loan Agreement, subject to any grace or cure period therein contained (an “Event of Default”), the Bank may, in addition to and not in lieu of or substitution for, all other rights and remedies provided by law, without notice, except as expressly required by law, declare the entire unpaid and outstanding principal balance of the Liabilities, and all accrued interest to be due and payable in full forthwith and the Bank may exercise from time to time any rights and remedies including the right to immediate possession of the Collateral available to it under applicable law. The Bank may directly contact third parties and enforce against them all rights which arise with respect to the Collateral and to which Grantor or the Bank would be entitled. Grantor waives any right it may have to require the Bank to pursue any third person for any of the Liabilities. Grantor agrees to pay all costs of the Bank of collection of the Liabilities, and enforcement of rights hereunder, including reasonable attorney fees and legal expenses, including participation in bankruptcy proceedings. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage pre-paid, addressed to Grantor either at the address shown above or at any other address of Grantor appearing on the records of the Bank and to such other parties as may be required by the Michigan Uniform Commercial Code. The Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any disposition of the Collateral. The Bank shall have no obligation to marshal any assets in favor of Grantor. Grantor waives the right to jury trial in any proceeding instituted with respect to the Collateral. Out of the net proceeds from sale or disposition of the Collateral, the Bank shall retain all the Liabilities then owing to it and the actual cost of collection (including reasonable attorney fees) and shall tender any excess to Grantor or its successors or assigns. If the Collateral shall be insufficient to pay the entire Liabilities, Grantor shall pay to the Bank the resulting deficiency upon demand. Grantor expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Grantor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Bank shall deem appropriate. Grantor expressly absolves the Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement. Grantor agrees that the Bank shall, upon the occurrence of an Event of Default, have the right to peacefully retake any of the collateral. Grantor waives any right it may have in such instance to a judicial hearing prior to such retaking.

11.     General. Time shall be deemed of the essence of this Agreement. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Grantor requests in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of the Bank to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by Grantor shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. This Agreement has been delivered in Michigan and shall be construed in accordance with the laws of the State of Michigan. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of the Bank hereunder shall inure to the benefit of its successors and assigns, and this Agreement shall be binding on all heirs, personal representatives, assigns and successors of Grantor and all persons who become bound as a debtor to this Agreement. Grantor hereby expressly authorizes and appoints the Bank to act as its attorney-in-fact for the sole purpose of executing any and all financing statements or other documents deemed necessary to perfect the security interest herein contemplated.

4

12.     No Waiver. Any delay on the part of the Bank in exercising any power, privilege or right hereunder, or under any other instrument executed by Grantor to the Bank in connection herewith, shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right, shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver of the Bank of any default by Grantor shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. All rights, remedies and powers of the Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies, and powers given hereunder or in or by any other instruments, or by the Michigan Uniform Commercial Code, or any laws now existing or hereafter enacted. Grantor acknowledges that this is the entire agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Agreement or in such writings, and acknowledges receipt of a true and complete copy of this Agreement.

IN WITNESS WHEREOF, this Security Agreement was executed and delivered by the undersigned on the date stated in the first paragraph above.

Grantor/Borrower:

Smart Commerce, Inc., a Delaware corporation

By:	/s/ Nicholas A. Sinigagilia
Nicholas A. Sinigagilia Its: Chief Financial Officer

5

COLLATERAL ASSIGNMENT
OF
TRADEMARKS

WHEREAS, Smart Commerce, Inc., a Delaware corporation (“Assignor”) is the owner of the entire right, title and interest in the following Trademarks:

1. ONEDOMAIN	Registration Number 2866661

2. IMART	Registration Number 2429214

And all associated goodwill, together with the right to bring suit and collect for past and future infringements thereof; and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto; and all other proceeds and products of the foregoing, including, without limitation, any rights pursuant to Assignor’s agreements with any other party relating thereto (collectively, the “Trademark Rights”); and

WHEREAS, Assignor and Fifth Third Bank, a Michigan Banking Corporation (“Assignee), are parties to a certain Security Agreement dated October 17, 2006 (together with any and all amendments now or hereafter made thereto, hereafter known as the “Security Agreement”) which provides for the grant by Assignor to Assignee of a continuing security interest in certain of Assignor’s assets, including without limitation the Trademark Rights; and

WHEREAS, Assignee has required, as a condition to the loans, advances or other financial accommodations to Assignor under the Security Agreement, that Assignor execute and deliver to Assignee this Collateral Assignment of Trademarks.

NOW THEREFORE, in view of the payment of One Dollar and 00/100 ($1.00) and other legally sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor DOES HEREBY assign and transfer to Assignee all right, title and interest in and to the Trademark Rights to secure the complete and timely satisfaction of all of the Liabilities (as defined in the Security Agreement and hereafter referred to as the “Liabilities”).

1.	Covenants and Warranties. Assignor represents, warrants and covenants that:

a.
Assignor owns the entire right, title and interest in and to each of the Trademarks named above free and clear of any liens and encumbrances of every kind and nature and that no assignment, sale, agreement or encumbrance has been made or entered into which would conflict with this Assignment.

b.	The Trademarks named above are subsisting, have not been adjudged invalid or unenforceable in whole or in part, and are not currently being challenged in any way;

c.	None of the Trademarks named above have lapsed or expired;

d.
No claim has been made that the use of any of the Trademarks named above in the conduct of Assignor’s business constitutes an infringement of any senior or dominant United States Trademark right or other intellectual property right; and

e.
Assignor shall provide Assignee, upon request by the same, with all pertinent facts and documents relating to the Trademark Rights as may be known and accessible to Assignor, shall testify as to the same in any interference, litigation or proceeding relating thereto, and shall promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce the Trademark Rights.

2.
Assignor hereby authorizes and empowers Assignee to invoke and claim for any Trademarks included within the Trademark Rights, the benefit of any rights to which Assignor might be entitled under applicable law and to invoke and claim such rights without further written or oral authorization from Assignor.

3.	This Assignment and all terms hereof shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment this 17th day of October, 2006.

Date: 10/17/06	/s/ Nicholas A. Sinigaglia

ASSIGNOR

CFO

CORPORATE CAPACITY

STATE OF North Carolina            )

                       ________________)ss.

COUNTY OF Durham                   )

Subscribed and sworn to before me this 17th day of  October, 2006.

/s/ Darby A. Dietrich

Notary Public

COLLATERAL ASSIGNMENT
OF
COPYRIGHTS

WHEREAS, Smart Commerce, Inc., a Delaware corporation (“Assignor”) is the owner of the entire right, title and interest in the following Copyrights:

1. website/iDSA/teaminfocus.com	TX-5-822-684

2. Admin/iDSA/teaminfocus.com	TX-5-822-685

3. One Domain Template Website System	TX-6-120-614

And all receivables and intangibles related thereto, together with the right to bring suit and collect for past and future infringements thereof; and all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto; and all other proceeds and products of the foregoing, including, without limitation, any rights pursuant to Assignor’s agreements with any other party relating thereto (collectively, the “Copyright Rights”); and

WHEREAS, Assignor and Fifth Third Bank, a Michigan Banking Corporation (“Assignee), are parties to a certain Security Agreement dated October 17, 2006 (together with any and all amendments now or hereafter made thereto, hereafter known as the “Security Agreement”) which provides for the grant by Assignor to Assignee of a continuing security interest in certain of Assignor’s assets, including without limitation the Copyright Rights; and

WHEREAS, Assignee has required, as a condition to the loans, advances or other financial accommodations to Assignor under the Security Agreement, that Assignor execute and deliver to Assignee this Collateral Assignment of Copyrights.

NOW THEREFORE, in view of the payment of One Dollar and 00/100($1.00) and other legally sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor DOES HEREBY assign and transfer to Assignee all right, title and interest in and to the Copyright Rights to secure the complete and timely satisfaction of all of the Liabilities (as defined in the Security Agreement and hereafter referred to as the “Liabilities”).

1.	Covenants and Warranties. Assignor represents, warrants and covenants that:

a.
Assignor owns the entire right, title and interest in and to each of the Copyrights named above free and clear of any liens and encumbrances of every kind and nature and that no assignment, sale, agreement or encumbrance has been made or entered into which would conflict with this Assignment.

b.	The Copyrights named above are subsisting, have not been adjudged invalid or unenforceable in whole or in part, and are not currently being challenged in any way;

c.	None of the copyrights named above have lapsed or expired;

d.
No claim has been made that the use of any of the Copyrights named above in the conduct of Assignor’s business constitutes an infringement of any senior or dominant United States copyright or other intellectual property right; and

e.
Assignor shall provide Assignee, upon request by the same, with all pertinent facts and documents relating to the Copyright Rights as may be known and accessible to Assignor, shall testify as to the same in any interference, litigation or proceeding relating thereto, and shall promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce the Copyright Rights.

2.
Assignor hereby authorizes and empowers Assignee to invoke and claim for any copyrights included within the Copyright Rights, the benefit of any rights to which Assignor might be entitled under applicable law and to invoke and claim such rights without further written or oral authorization from Assignor.

3.	This Assignment and all terms hereof shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment this 17th day of October, 2006.

Dated: 10/17/06	/s/ Nicholas A. Sinigaglia

ASSIGNOR

CFO

CORPORATE CAPACITY

STATE OF  North Carolina         )

                      ________________)ss.

COUNTY OF     Durham             )

Subscribed and sworn to before me this 17th day of  October, 2006.

/s/ Darby A. Dietrich

Notary Public

SECURITY AGREEMENT
(Stock)
(Collateral Owned By Surety)

THIS AGREEMENT is made on October 17, 2006, by and between Smart Online, Inc. (“Pledgor”), whose address is located at 2530 Meridian Parkway, Durham, North Carolina 27713, and Fifth Third Bank, a Michigan banking corporation (“Bank”), whose address is 1000 Town Center, Suite 1500, Southfield, Michigan 48075.

RECITALS:

A.     Smart Commerce, Inc., a Delaware corporation (the “Borrower”), may from time to time request loans, advances or other financial accommodations from Bank to be secured as herein provided.

B.      Bank may, in its discretion, honor such requests in whole or part.

C.       It is of a business benefit to Pledgor for Bank to make the loans, advances or other financial accommodations requested by Borrower, and this Agreement is a material inducement thereto.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises herein contained, Pledgor hereby agrees as follows:

1.       Grant of Security Interest. Pledgor hereby assigns to Bank and grants to Bank a continuing security interest in the property and interests in property described below (hereinafter referred to as the “Collateral”) to secure (a) Pledgor’s Guaranty date of even date herewith (executed in favor of Bank with respect to the Indebtedness as therein defined of the Borrower), and (b) the payment of all loans and advances including any renewals or extensions thereof from Bank to Borrower and all obligations of any and every kind and nature heretofore, now or hereafter owing from Borrower to Bank, however incurred or evidenced, whether primary, secondary, contingent or otherwise, whether arising under any security agreement(s), promissory note(s), guarantee(s), mortgage(s), lease(s), instrument(s), document(s), contract(s), letter(s) of credit or similar agreement(s) heretofore, now or hereafter executed by Borrower and delivered to Bank, or by oral agreement or by operation of law plus all interest, costs, expenses and reasonable attorney fees which may be made or incurred by Bank in the disbursement, administration or collection of such obligations and in the protection, maintenance and liquidation of the Collateral (hereinafter collectively called “Liabilities”).

2.       Collateral. The Collateral covered by this Agreement is all of Pledgor’s property described below, which it now owns or shall hereafter acquire or create immediately upon the acquisition or creation thereof, together with all Proceeds (whether Cash Proceeds or Noncash Proceeds) of the Collateral:

ANY AND ALL RIGHT, TITLE AND INTEREST OF PLEDGOR IN AND TO 100 SHARES OF THE CAPITAL STOCK OF SMART COMMERCE, INC., A DELAWARE CORPORATION, ISSUED TO PLEDGOR, AND RESPECTIVELY EVIDENCED BY STOCK CERTIFICATE NO. 1 AND ALL RIGHTS INCIDENT THERETO, AND IN AND TO ANY ADDITIONAL INTEREST IN THE BORROWER HEREAFTER ACQUIRED BY PLEDGOR INCLUDING ALL PLEDGOR’S NOW EXISTING OR HEREAFTER ACQUIRED SHARES OF STOCK OR OTHER EQUITY SECURITY (INCLUDING ANY INTERESTS, RIGHTS AND OTHER SECURITIES HOWEVER EVIDENCED WHICH ARE CONVERTIBLE TO STOCK OR ANY OTHER EQUITY SECURITY OF THE BORROWER AND ALL RIGHTS INCIDENT THERETO), INCLUDING THE RIGHT TO VOTE THE FOREGOING INTERESTS DURING THE CONTINUATION OF AN EVENT OF DEFAULT, AND FURTHER INCLUDING, BUT NOT LIMITED TO, PLEDGOR’S INTEREST IN, AND RIGHTS TO: (X) THE PROFITS, SURPLUS, DISTRIBUTIONS AND DIVIDENDS, WHETHER IN CASH OR IN KIND (AND INCLUDING, BUT NOT LIMITED TO, ANY DISTRIBUTIONS OF THE PROCEEDS OF THE LIQUIDATION OF THE ASSETS OF THE BORROWER MADE IN CONNECTION WITH, AS A RESULT OF, OR PURSUANT TO, A DISSOLUTION OF THE BORROWER), AND (Y) THE ASSETS OF THE BORROWER.

3.      Perfection of Security Interest. Pledgor shall execute and deliver to Bank concurrently with Pledgor’s execution of this Agreement and at any time or times hereafter at the request of Bank and pay the cost of filing or recording same in all public offices deemed necessary by Bank, all financing statements, continuation financing statements, assignments, affidavits, reports, notices, letters of authority and all other documents that Bank may reasonably request in form satisfactory to Bank to perfect and maintain Bank’s security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Pledgor shall make appropriate entries on its books and records disclosing Bank’s security interests in the Collateral.

4.      General Warranties and Representations. Pledgor warrants and agrees that while any of the Liabilities remain unperformed and unpaid: (a) except as may be otherwise disclosed in this Agreement, Pledgor is the owner of the Collateral free and clear of all liens or security interests, except Bank’s security interest, and no financing statements, other than that of Bank, are on file covering the Collateral or any of it; (b) the address of Pledgor’s principal office is as set forth above; (c) the Collateral will not be used, nor will Pledgor permit the Collateral to be used, for any unlawful purpose, whatever; (d) the execution and delivery of this Agreement and any instruments evidencing Liabilities will not violate nor constitute a breach of Pledgor’s Articles of Incorporation, By-Laws, or any agreement or restriction of any type whatsoever to which Pledgor is a party or is subject, except for such breaches that could not reasonably be expected to have a material adverse effect in Pledgor’s business; (e) all financial statements relating to Pledgor delivered or to be delivered by Pledgor to Bank have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, and fairly present the financial conditions and results of operations of Pledgor, on the bases therein stated, as of the respective dates thereof, and there has been no material adverse change in the financial condition of Pledgor since the dates of such financial statements; (f) there are no actions or proceedings which are threatened or pending against Pledgor which might result in any material adverse change in Pledgor’s financial condition or which might materially affect the Collateral; (g) Pledgor has duly filed all federal, state, and other governmental tax returns which Pledgor is required by law to file, and will continue to file same during such time as any of the Liabilities hereunder remain owing to Bank, and all such taxes required to be paid have been paid, in full (unless being contested in good faith); (h) Pledgor will indemnify and hold Bank harmless against claims of any persons or entities not a party to this Agreement concerning disputes arising over Pledgor’s use, operation or ownership of the Collateral; and (i) Pledgor shall at all times own and have pledged to Bank hereunder one hundred percent (100%) of all issued and outstanding equity interests of Borrower, including interests convertible to equity.

5.      Warranties and Representations Concerning Borrower. Pledgor warrants and represents to Bank that Pledgor is not in default under any agreement(s) which create, govern or otherwise affect the Borrower (collectively, the “Borrower Agreement”) and that Pledgor will pay, when due, all amounts required to be paid and perform, in a timely fashion, all obligations required to be performed by Pledgor under the Borrower Agreement. In the event that Pledgor shall default in the payment of any amount that Pledgor is obligated to pay or in the performance of any obligation that Pledgor is obligated to perform under the Borrower Agreement and fail to pay such amount or perform such obligation within sixty (60) days after Pledgor’s failure to pay or perform, (i) such uncured default shall constitute an Event of Default under this Agreement and shall entitle Bank to exercise its rights and remedies hereunder or otherwise provided by law or in equity, and (ii) Pledgor shall forthwith give notice of such default to Bank, and Bank shall have the right, but not the obligation, to cure such default; provided, however, that all sums expended by Bank, including attorneys’ fees, in curing any such default, together with interest thereon at the rate provided in the Note, shall be added to the Liabilities, be secured by this Agreement (and the other Loan Documents which evidence and/or secure the Liabilities) and be payable on demand. Pledgor further warrants and represents that Pledgor owns and shall keep Pledgor’s interest in the Collateral free and clear of all liens, encumbrances, security interests and claims other than the security interests of Bank hereunder, and that Pledgor has absolute and good title thereto and legal and proper authority to pledge and grant security interests in such interest.

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6.      Agreement in Effect. This Agreement shall be and become effective when, and continue in effect as long as, any of the Liabilities are outstanding and unpaid. Pledgor will not sell, assign, transfer, pledge, alienate or otherwise dispose of or encumber any Collateral to any third party while this Agreement is in effect without the written consent of Bank.

7.      Insurance, Taxes, Etc. Pledgor shall pay all taxes, levies, assessments, judgments, and charges of any kind upon or relating to the Collateral, to Pledgor’s business, and to Pledgor’s ownership or use of any of its assets, income, or gross receipts (unless being contested in good faith). If Pledgor at any time hereafter should fail to pay any such tax, assessment, levy, or charge, then Bank, without waiving or releasing any obligation or default of Pledgor hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment and take such action with respect thereto as Bank deems advisable. All sums so disbursed by Bank, including reasonable attorney fees, court costs, expenses, and other charges relating thereto, shall be part of the Liabilities, secured hereby, and payable upon demand together with interest at the highest rate payable in connection with any of the Liabilities from the date when advanced until paid.

8.      Information. Pledgor shall permit Bank or its agents, upon reasonable request and notice, to have access to, and to inspect, all the Collateral and may from time to time inspect, check, make copies of, or extracts from the books, records, and files of Pledgor related to the Collateral, and Pledgor will make same available at any time for such purposes.

9.      Voting Rights. So long as no Event of Default, as defined in Section 10 hereof, shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and consensual rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

10.     Events of Default. Pledgor, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

a.      Misrepresentation. Any written warranty, representation, certificate or statement in this Agreement made by Pledgor shall be false, inaccurate or misleading in any respect (in the case of any warranty, representation, certificate or statement containing materiality qualifications) or in any material respect (in the case of any warranty, representation, certificate or statement without materiality qualifications) when made or at any time, in each case as of the date made, or if any financial statements hereafter furnished to Bank by or on behalf of Pledgor shall prove to be false, inaccurate or misleading in any material respect.

b.      Nonperformance. Pledgor’s failure to perform or default in the performance of any covenant, condition or agreement contained in this Agreement, or in any loan document executed in conjunction with the Liabilities (the “Loan Documents”) or any other agreement with Bank, which is not cured within ten (10) calendar days of Pledgor’s receipt of written notice thereof from Bank (provided, such cure period shall be inapplicable to the extent Pledgor is otherwise entitled to a cure period hereunder).

c.      Default under Other Agreements. Any default in the payment of principal, interest or any other sum for any other material obligation of Pledgor (as reasonably determined by Bank and provided that the consequences of such default would cause a material adverse change in the financial condition of Pledgor) beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any material agreement (including, but not limited to, any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such material obligation is created, the effect of which default is to cause or permit the holder of such material obligation (or the other party to such other agreement) to cause such material obligation to become due prior to its stated maturity or terminate such other material agreement.

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d.      Assignment for Creditors. Pledgor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of Pledgor is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against such Pledgor, Pledgor, by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment.

e.      Bankruptcy. Any proceeding involving Pledgor is commenced by or against such Pledgor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against Pledgor, (i) Pledgor, by any action or failure to act indicates its approval of, consent to or acquiescence therein, or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof.

f.      Judgments. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any judgment lien against Pledgor which is not fully covered by insurance, and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of Bank and appealed, (ii) vacated, or (iii) discharged.

g.      Material Adverse Event. The occurrence of any material adverse event which causes a change in the financial condition of Pledgor or which would have a material adverse effect on the business of Pledgor.

h.      Material Adverse Financial Change. The reasonable determination by Bank that a material adverse change has occurred in the financial condition of Pledgor from the condition set forth in the most recent financial statement of Pledgor furnished to Bank, or from the financial condition of Pledgor most recently disclosed to Bank in any manner.

11.     Remedies. Upon the occurrence of any Event of Default as defined in Section 10 hereof or an Event of Default (as defined in the Loan Agreement or in any of the Loan Documents) (subject to applicable grace and cure periods), any and all of the Liabilities may (notwithstanding any provisions thereof and unless otherwise provided in any loan agreement executed in conjunction therewith), at the option of Bank, and without demand or notice of any kind, be declared and thereupon shall immediately become due and payable and Bank may exercise from time to time any rights and remedies including the right to immediate possession of the Collateral available to it under applicable law. Bank may directly contact third parties and enforce against them all rights which arise with respect to the Collateral and to which Pledgor or Bank would be entitled. Subject to any agreement limiting Pledgor’s obligations to pay the Liabilities, Pledgor agrees, upon the occurrence of an Event of Default, to pay all costs of Bank of collection of the Liabilities, and enforcement of rights hereunder, including reasonable attorney fees and legal expenses, including participation in bankruptcy proceedings. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage pre-paid, addressed to Pledgor either at the address shown above or at any other address of Pledgor appearing on the records of Bank. Pledgor acknowledges that Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Pledgor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. Pledgor waives the right to jury trial in any proceeding instituted with respect to the Collateral. Out of the net proceeds from sale or disposition of the Collateral, Bank shall retain all the Liabilities then owing to it and the actual cost of collection (including reasonable attorney fees) and shall tender any excess to Pledgor or its successors or assigns. If the Collateral shall be insufficient to pay the entire Liabilities, Borrower shall pay to Bank the resulting deficiency upon demand. Pledgor expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Pledgor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as Bank shall deem appropriate. Pledgor expressly absolves Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement. Pledgor agrees that Bank shall, upon the occurrence of an Event of Default, have the right to peacefully retake any of the collateral. Pledgor waives any right it may have in such instance to a judicial hearing prior to such retaking. Pledgor agrees that Bank may enforce its rights with respect to the Collateral or any part thereof without being obligated first to enforce its rights with respect to any other security for the Liabilities. Pledgor specifically waives any right that it may have to (i) require Bank to marshal assets, (ii) require an appraisal, or (iii) seek or require an upset price at any sale.

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12.     Remedies Concerning Organization Interest. Pledgor agrees that from and after the occurrence of an Event of Default any and all (i) distributions, in cash or in kind, of the Borrower that would otherwise be made to Pledgor (including, but not limited to, any and all such distributions that would otherwise be made to Pledgor out of (a) the operating revenues of the Borrower, (b) the proceeds of the sale of, or the refinancing of any mortgage loan on any property owned by the Borrower, and/or (c) the proceeds of the liquidation of the assets [or the assets themselves, in the case of a distribution of kind] of the Borrower made in connection with, as a result of or pursuant to the dissolution of the Borrower), and (ii) other payments by the Borrower of every kind or nature that would otherwise be made to Pledgor, shall be paid to Bank instead. Bank may, at its option, (i) apply such amounts to the Liabilities, whether matured or unmatured, (ii) hold such amounts as part of the Collateral, or (iii) invest such amounts in any obligations of the United States government or any instrumentality thereof or in certificates of deposit issued by, or interest bearing accounts with, any national or state chartered bank or savings and loan association, hereinafter collectively referred to as “Permitted Investments,” and hold such Permitted Investments as part of the Collateral, in which event all payments on such Permitted Investments, including, but not limited to, principal and interest payments, shall be held by Bank as part of the Collateral or Bank may apply such payments to the Liabilities, or may reinvest such payments in a Permitted Investment, in which event the provisions contained in this Section 12 relating to Permitted Investments and the disposition of payment thereon shall apply with respect to such reinvestments. The risk of loss with respect to such Permitted Investments shall be on Pledgor, and Pledgor shall have the liability for any income or other taxes payable in respect of any payments on such Permitted Investments. Notwithstanding the foregoing, Bank may, at its option, deliver any such distributions or payments to Pledgor.

13.     General. Time shall be deemed of the essence of this Agreement. Except as otherwise defined in this Agreement, all terms in this Agreement shall have the meanings provided by the Michigan Uniform Commercial Code. Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Pledgor requests in writing, but failure of Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of Bank to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by Pledgor shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. This Agreement has been delivered in Michigan and shall be construed in accordance with the laws of the State of Michigan. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of Bank hereunder shall inure to the benefit of its successors and assigns, and this Agreement shall be binding on all heirs, personal representatives, assigns and successors of Pledgor. Pledgor hereby expressly authorizes and appoints Bank to act as its attorney-in-fact for the sole purpose of executing any and all financing statements or other documents deemed necessary to perfect the security interest herein contemplated.

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14.     No Waiver. Any delay on the part of Bank in exercising any power, privilege or right hereunder, or under any other instrument executed by Pledgor to Bank in connection herewith, shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver of Bank of any default by Pledgor shall not constitute a waiver of any subsequent defaults but shall be restricted to the default so waived. All rights, remedies and powers of Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies, and powers given hereunder or in or by any other instruments, or by the Michigan Uniform Commercial Code, or any laws now existing or hereafter enacted. Pledgor acknowledges that this is the entire agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Agreement or in such writings, and acknowledges receipt of a true and complete copy of this Agreement.

IN WITNESS WHEREOF, this Security Agreement was executed and delivered by the undersigned on the date stated in the first paragraph above.

Witnesses:	Pledgor:

Smart Online, Inc., a Delaware corporation

/s/ Tracy Beyersdorf	By:	/s/ Nicholas A. Sinigaglia
Nicholas A. Sinigaglia Its: Chief Financial Officer

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